Exhibit 10.1

LEASE

BETWEEN

PATHLINE LLC

AND

PROOFPOINT, INC.

LEASE

THIS LEASE is made as of October 23, 2018, by and between PATHLINE LLC, a Delaware limited liability company, hereafter called “Landlord,” and PROOFPOINT, INC., a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1.  BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1. Tenant’s Trade Name:	N/A

2. Premises:	The Premises are more particularly described in Section 2.1

Addresses of Buildings:	625 N. Mary Avenue, Sunnyvale, CA 94085 (“Mary Building”)
925 W. Maude, Sunnyvale, CA 94085 (“Maude Building”)

The Mary Building and the Maude Building are collectively referred to herein as the “Building.”

Project Description:	Pathline Park Phase III (as shown on Exhibit Y to this Lease)

The Project is within the Pathline Park master project (the “Master Project”)

3.                    Use of Premises:  General office, administration, research and development and uses incidental to the foregoing and for no other use.

4.                   Commencement Date:  See Section 3.2

5.                    Lease Term:  127 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.                   Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 7	$4.75	$1,151,400.00	*
8 to 12	$4.75	$1,151,400.00
13 to 24	$4.89	$1,185,336.00
25 to 36	$5.04	$1,221,696.00
37 to 48	$5.19	$1,258,056.00
49 to 60	$5.35	$1,296,840.00
61 to 72	$5.51	$1,335,624.00
73 to 84	$5.68	$1,376,832.00
85 to 96	$5.85	$1,418,040.00
97 to 108	$6.03	$1,461,672.00
109 to 120	$6.21	$1,505,304.00
121 to 127	$6.40	$1,551,360.00

*Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1 below) under this Lease, Tenant shall be entitled to an abatement of 7 full calendar months of Basic Rent in the aggregate amount of $8,059,800.00 (i.e. $1,151,400.00 per month) (the “Abated Basic Rent”) for the first 7 full calendar months of the Term (the “Abatement Period”).  In the event Tenant Defaults at any time during the Term and this Lease is terminated as a result thereof, all unamortized Abated Basic Rent (i.e. based upon the amortization of the Abated Basic Rent in equal monthly amounts during the initial Term, without interest) shall immediately become due and payable.  The payment by Tenant of the unamortized Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.                    Expense Recovery Period:  Every twelve (12)-month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.                   Floor Area of Premises:  approximately 242,400 rentable square feet

Floor Area of Building:  approximately 121,200 rentable square feet for the Mary Building and approximately 121,200 rentable square feet for the Maude Building

Tenant’s Share of Operating Expenses for the Building:  100%

Tenant’s Share of Operating Expenses for the Project:  100%

9.                   Security Deposit:  $0.00

Letter of Credit:  [See Section 4.4]

10.             Broker(s):  CBRE and Cushman & Wakefield (collectively, “Landlord’s Broker”) are the agents of Landlord exclusively and Jones Lang LaSalle / Menlo Park (“Tenant’s Broker”) is the agent of Tenant exclusively.

11.               Parking:  800 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

12.            Address for Payments and Notices:

LANDLORD	TENANT

Payment Address:

PATHLINE LLC

c/o Irvine Company Office Properties

5451 Great America Parkway, Suite 201

Santa Clara, CA 95054

Notice Address:

PATHLINE LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn:  Senior Vice President, Property Operations

Irvine Office Properties

with a copy of notices to:

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn:  Senior Vice President, Property Operations

Irvine Office Properties

PROOFPOINT, INC. Prior to the Commencement Date: Proofpoint, Inc. 892 Ross Drive Sunnyvale, CA 94089 Attention: General Counsel From and After the Commencement Date: At the Premises

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A                                 Description of Premises

Exhibit B                                 Operating Expenses

Exhibit C                                 Utilities and Services

Exhibit D                                 Tenant’s Insurance

Exhibit E                                  Rules and Regulations

Exhibit F                                   Parking

Exhibit F-1                        Restricted Spaces

Exhibit G                                 Additional Provisions

Exhibit H                                Landlord’s Disclosures

Exhibit I                                     Letter of Credit Template

Exhibit J                                     Survey Form

Exhibit X                                 Work Letter

Exhibit Y                                 Project Description

ARTICLE 2.  PREMISES

2.1.   LEASED PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”).  The Premises are located in the Mary Building and the Maude Building identified in Item 2 of the Basic Lease Provisions (sometimes hereinafter collectively referred to as the “Building”), which, together with the Common Areas (as defined in Section 6.2 below) adjacent to the Mary Building and the Maude Building comprise the project described in Item 2 (the “Project”).  The “Floor Area” of the Premises shall be calculated after the substantial completion of the Buildings in accordance with the “Floor Area Measurement of Single-Tenant Office Buildings” ANSI/BOMA z65.1 2009 and its accompanying guidelines (“BOMA”), provided that the aggregate rentable square footage of the Premises shall not include any balconies or structured parking.  Within thirty (30) days after the “Delivery Date” (as defined below), Landlord’s space planner/architect shall measure the rentable square feet of each of the Mary Building and the Maude Building in accordance with BOMA and the results thereof shall be presented to Tenant in writing.  Tenant’s space planner/architect may review Landlord’s space planner/architect’s determination of the number of rentable square feet of such Building and Tenant may, within fifteen (15) business days after Tenant’s receipt of Landlord’s space planner/architect’s written determination, object to such determination by written notice to Landlord.  Tenant’s failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant’s acceptance of Landlord’s space planner/architect’s determination.  If Tenant objects to such determination, Landlord’s space planner/architect and Tenant’s space planner/architect shall promptly meet and attempt to agree upon the rentable square footage of such Building.  If Landlord’s space planner/architect and Tenant’s space planner/architect cannot agree on the rentable square footage of such Building within thirty (30) days after Tenant’s objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure such Building under BOMA and to select either the measurement of the Landlord’s space planner/architect or the Tenant’s space planner/architect that is closer to its determination of the measurement of such Building.  Such third party independent measurement professional’s determination shall be conclusive and binding on Landlord and Tenant.  Landlord and Tenant shall each pay one-half (½) of the fees and expenses of the independent third party space measurement professional.  If the Lease Term commences prior to such final determination, Landlord’s determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant.  In the event that pursuant to the procedure described in this Section 2.1 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Basic Rent and the amount of the Tenant Improvement Allowance) shall be modified in accordance with such determination.  If such determination is made, it will be confirmed in writing by Landlord to Tenant.  Once determined, in no event shall the rentable square feet of the Premises be subject to remeasurement or change, except in connection with the change in the physical dimensions of the Premises.

2.2.   ACCEPTANCE OF PREMISES.  Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease.  Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils.  Subject to Section 2.3 below, the taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list.  The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as Exhibit X (“Landlord’s Work”), and shall be delivered to Landlord within 30 days after the “Final Condition Date” (as defined in the Work Letter).  Within 15 days after Landlord’s receipt of such punch list, Landlord will deliver to Tenant Landlord’s anticipated schedule to complete the punch list items.  Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent.  Landlord shall diligently complete all punch list items of which it is notified as provided above.

2.3   GOOD WORKING ORDER WARRANTY.  Landlord warrants to Tenant that the windows and seals, the “Building Systems” (as defined below) installed by Landlord pursuant to the Work Letter, the doors, skylights, windows and seals in the Building, and the “Building Structure” (as defined below) shall be in good operating condition on the Commencement Date.  In the event that at any time during the one (1)- year period following the Commencement Date Tenant shall notify Landlord that any of the foregoing, including, without limitation, any component of the Building Systems or the Building Structure are not in good operating condition, then Landlord shall, promptly after receipt of such notice from Tenant setting forth the nature and extent of such noncompliance, rectify same at Landlord’s sole cost and expense and not as part of the Operating Expenses described in Exhibit B of this Lease, except to the extent any such repairs or replacements are required as the result of Tenant’s breach of this Lease or due to negligent acts or omissions or willful misconduct of Tenant, its agents, contractors or employees.  Landlord shall further warrant that the Building Systems and Building Structure are in compliance with applicable Laws on the Final Condition Date.  For purposes of this Lease, “Building Systems” means the base building mechanical, fire sprinkler/life safety system, lighting, heating, ventilation and air conditioning systems and all plumbing, electrical and elevator systems installed as part of the Landlord’s Work in the Building and the Premises.  For purposes of this Lease, “Building Structure” means the exterior walls (including the exterior surfaces of the exterior walls and exterior glass), foundation, footings, floor slabs, load-bearing walls, roof structure and coverings (including roof membrane), columns, beams, shafts, stairwells, skylight systems and all structural steel in the Buildings, and all pipes and conduits stubbed to the point of entry to each Building.  For avoidance of doubt, Landlord shall enforce, for the benefit of Tenant, all warranties obtained by Landlord in connection with the Building Systems and/or Building Structure that exceed the one (1)- year Landlord Warranty period referenced herein.

ARTICLE 3.  TERM

3.1.   GENERAL.  The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions, commencing on the “Commencement Date” (as defined below).

3.2.   COMMENCEMENT DATE.

(a)        If the “Base Building Contractor” (as defined in the Work Letter) is also the “Tenant’s Contractor” (as defined in the Work Letter), the “Commencement Date be the date which is 180 days after the “Early Delivery Condition” (as defined in the Work Letter) is achieved for both Buildings.

(b)        If the Base Building Contractor is not the Tenant’s Contractor, the Commencement Date shall be the date which is 180 days after the “Delivery Condition” (as defined in the Work Letter) is achieved for the first Building.

ARTICLE 4.  RENT AND OPERATING EXPENSES

4.1.   BASIC RENT.  From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”).  If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date.  The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month.  No demand, notice or invoice shall be required.  An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord within five (5) business days after Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the ninth (9th) calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.

4.2.  OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.  Basic Rent, Tenant’s Share of Operating Expenses and all other sums payable by Tenant to Landlord hereunder shall be referred to in this Lease as “Rent” or “rent”.

4.3.  [INTENTIONALLY OMITTED]

4.4.  LETTER OF CREDIT.  Tenant shall deliver to Landlord, within 30 days following Tenant’s execution of this Lease, a letter of credit in the amount of $1,650,000.00 (“Letter of Credit”), which Letter of Credit shall be in form and with the substance of Exhibit I attached hereto.  Within 10 business days after the Early Delivery Condition or Delivery Condition, as applicable, has been achieved and prior to the commencement of construction of the “Tenant Improvements” (as defined in the Work Letter), Tenant shall cause the principal amount of the Letter of Credit to be increased by $5,000,000.00 to $6,650,000.00 and shall deliver to Landlord documents satisfactory to Landlord evidencing such increase.  The Letter of Credit shall be issued by a financial institution in the United States reasonably acceptable to Landlord with a branch in Santa Clara County, California or by a financial institution reasonably acceptable to Landlord that will honor draws sent by nationally recognized overnight courier, at which draws on the letter of credit will be accepted.  Landlord hereby approves Silicon Valley Bank as an acceptable financial institution for issuance of the Letter of Credit.  Upon any Default by Tenant, Landlord shall be entitled to draw upon said Letter of Credit by the issuance of Landlord’s written demand to the issuing financial institution, which draw shall be in an amount necessary to cure the Default in question and to compensate Landlord for all damages incurred thereby, as reasonably determined by Landlord in its sole but reasonable discretion, and if such amount cannot be readily determined by Landlord, then the full amount of the Letter of Credit can be drawn by Landlord pending determination of said amount.  Notwithstanding the foregoing, while the amount of any such draw shall be determined in Landlord’s sole but reasonable discretion as provided in the foregoing, if the amount of any such draw(s) shall ultimately exceed the amount of damages actually incurred by Landlord as the result of Tenant’s Default (as determined pursuant to the applicable provisions of Article 14 of this Lease), then Landlord shall promptly refund any such excess to Tenant.  Any such draw shall be without waiver or any rights Landlord may have under this Lease or at law or in equity as a result of the Default, as a setoff for full or partial compensation for the Default.  If any portion of the Letter of Credit is drawn after a Default by Tenant, Tenant shall within 10 business days receipt of after written demand by Landlord restore the Letter of Credit to the required amount.  Failure to so restore said Letter of Credit within said 10 business days shall be a Default by Tenant under this Lease.  Partial drawings upon said Letter of Credit shall be permitted.  The Letter of Credit shall provide for automatic annual renewals through that date which is 60 days after the Expiration Date of the Term of this Lease (including any extensions of the Term as provided in this Lease).  In the event the Letter of Credit is not renewed by the issuing financial institution on or before 30 days prior to the then-scheduled expiration date of the Letter of Credit, then Landlord shall have the right to draw the full amount of such Letter of Credit and to hold such amount as cash security for Tenant’s full and faithful performance of its obligations under the Lease.  In the event of a draw down of the Letter of Credit to cash security as provided in the foregoing, the following shall apply: (i) upon any Default by Tenant under this Lease, including specifically Tenant’s failure to pay rent or to abide by its obligations under Sections 7.1 and 15.2 below, notwithstanding any contrary provision of California Civil Code Section 1950.7, Landlord may retain, use or apply so much of the cash security to pay any sum which Tenant is obligated to pay under this Lease, including without limitation, amounts estimated by Landlord as the amounts due it for prospective rent and for damages pursuant to Section 14.2(a)(i) of this Lease and/or California Civil Code Section 1951.2, sums that Landlord may spend or be required to expend by reason of the default by Tenant or any loss or damage that Landlord may suffer by reason of such default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.2 upon expiration or earlier termination of this Lease, (ii) Landlord shall not be required to keep the cash security separate from its general funds and Tenant shall not be entitled to interest on such cash security, and (iii) if Tenant fully performs its obligations under this Lease, the cash security shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest under the Lease) within thirty (30) days after the expiration of the Term, provided that Tenant agrees that Landlord may retain the cash security to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full and Tenant agrees that Tenant shall have no claim against Landlord for Landlord’s retaining the cash security to the extent provided in the foregoing.  Notwithstanding anything contained in this Section 4.4 to the contrary, if Landlord draws on the Letter of Credit, then Tenant shall have the right, upon ten (10) days’ prior written notice to Landlord and following Landlord’s receipt of the replacement Letter of Credit described below, to obtain a refund from Landlord of any unapplied cash proceeds of the Letter of Credit which Landlord has drawn upon, any such refund being conditioned upon Tenant simultaneously delivering to Landlord a new replacement Letter of Credit in the amount then required, and otherwise meeting the requirements contained in this Section 4.4.

Landlord will authorize in writing a reduction in the principal amount of the Letter of Credit in the amount of $3,325,000.00 on the first day of the 19th full month of the Term, provided that, as of the date of such reduction, (1) no Default has occurred under any provision of this Lease at any time during the Term and no event or circumstance shall have occurred, which with the passage of time or giving of notice, could constitute a Default under this Lease as of such date, and (2) Tenant has not been more than five (5) days late with respect to any payments of rent due under this Lease more than twice during the preceding eighteen (18) months.  In addition, Landlord will authorize an additional reduction in the principal amount of the Letter of Credit in the amount of $3,325,000.00 (in which case the resulting Letter of Credit amount shall be zero and the Letter of Credit shall be cancelled), so that, commencing on the first day of the 49th full month of the Term (and continuing thereafter at any time that all of the following conditions have been met), as of the date of such reduction, (1) no Default has occurred under any provision of this Lease at any time during the Term and no event or circumstance shall have occurred, which with the passage of time or giving of notice, could constitute a Default under this Lease as of such date, (2) Tenant has not been more than five (5) days late with respect to any payments of rent due under this Lease more than twice during the Term, and (3) Tenant shall have provided Landlord or filed with the Securities and Exchange Commission audited financial statements showing revenue of not less than One Billion Dollars ($1,000,000,000.00) and free cash flow of not less than Two Hundred Million Dollars ($200,000,000.00) for the calendar year immediately preceding such final reduction.  Free cash flow is defined as net cash provided by operating activities minus capital expenditures.

ARTICLE 5.  USES

5.1.   USE.

(a)     Subject to the terms and conditions of this Lease, Tenant shall have access to the Buildings 24 hours per day/7 days per week.  Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project.  Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises.  Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, and with all energy usage reporting requirements of Landlord.

(b)     Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)).  Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”  If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties.  Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”) and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease.  Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.  The terms of this Section 5.1(b) with respect to CASp shall only apply in the event that Tenant exercises its right to perform a CASp inspection of the Premises.  Otherwise, the terms of this Lease shall apply, without limitation, to the compliance, repairs and maintenance obligations of the parties.

5.2.   SIGNS.  Except for Landlord’s standard suite signage identifying Tenant’s name and/or logo and as otherwise set forth in Exhibit G hereto, Tenant shall have no right to maintain signs in any location in, on or about the  Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building.  The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord’s written determination, as reasonably determined by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord’s signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located (“Signage Criteria”).  Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except to Landlord’s standard suite signage.  Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage.  If Tenant fails to maintain its signage in good condition, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by the sign or its removal, Landlord may do so upon five days’ prior written notice to Tenant at Tenant’s expense.  Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building.  The term “sign” as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

5.3   HAZARDOUS MATERIALS.

(a)        For purposes of this Lease, the term “Hazardous Materials” means (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person’s possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.

(b)        Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion.  Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office and cleaning products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like, and, collectively, the “Permitted Hazardous Materials”), provided however, that (i) Tenant shall maintain the Permitted Hazardous Materials in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable Laws (as defined in Section 22.6 below) with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products.  Landlord may, in its sole and absolute but reasonable discretion, place such conditions as Landlord deems appropriate with respect to Tenant’s use, storage and/or disposal of any Hazardous Materials requiring Landlord’s consent.  Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, use, release, and/or disposal of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that, if such inspections reasonably indicate that Tenant is in Default of any of its obligations pursuant to this Section 5.3, any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder within thirty (30) days after receipt of written demand.

(c)        Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Material Survey Form (the “Survey Form”) in the form of Exhibit J attached hereto.  The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein.  On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, within five (5) business days after receipt of Landlord’s written request, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period.  In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises other than the Permitted Hazardous Materials, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto:  reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s storage, generation, use, release and/or disposal of Hazardous Materials.

(d)        Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at reasonable times and upon reasonable prior notice to Tenant except in the case of emergency to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto.  If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under, from or about the Premises caused or permitted by Tenant or Tenant’s agents, employees, contractors, licensees, subtenants or invitees (collectively, the “Tenant Parties”), Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action.  Landlord and its agents shall use commercially reasonable efforts to minimize interference with Tenant’s business in connection therewith.  In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or any Tenant Parties of Hazardous Materials on, under, from or about the Premises.

(e)        If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or any Tenant’s Parties results in (i) injury to any person, or (ii) injury to or any contamination of the Premises or the Project, or (iii) any injury or contamination within other portions of the Master Project, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and affected areas of the Master Project to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials.  Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Master Project caused or permitted by Tenant or any Tenant’s Parties or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims against Tenant or any Tenant’s Parties; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Master Project caused by Tenant or any Tenant’s Parties (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action.  To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Master Project from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Master Project caused or permitted by Tenant or any Tenant Parties.  Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Master Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Master Project as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto.  If it is at any time discovered that Tenant or any Tenant’s Parties caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, the Building or the Master Project, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s reasonable approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Master Project to the condition existing prior to the introduction of such Hazardous Materials.  Upon Landlord’s approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease.  The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease

(f)         Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Master Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit H attached hereto.  Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit H, nor with respect to any Hazardous Materials not caused or permitted by Tenant or any Tenant Parties.  Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, subtenants, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention.  Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord. Notwithstanding the foregoing or anything to the contrary contained in this Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on, in, under or about the Premises, the Building or the Project, or the soils, surface water or groundwater thereof, or the violation of any environmental Laws, except to the extent that any of the foregoing actually results from the storage, use, release or disposal of Hazardous Materials  by Tenant or any Tenant Parties in violation of applicable environmental Laws.

(g)     Except as disclosed in Exhibit H (and/or as may otherwise be disclosed to Tenant in writing), Landlord warrants that, to “Landlord’s knowledge” (as hereinafter defined), (i) there are no Hazardous Materials in or about the Premises as of the date of this Lease which are in violation of any applicable federal, state or local law, ordinance or regulation, (ii) no underground storage tanks are present on the Project; and (iii) no action, proceeding or claim is pending or threatened regarding the Premises, the Building or the Project concerning the presence of any Hazardous Materials.  As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters.

ARTICLE 6.  LANDLORD SERVICES

6.1.   UTILITIES AND SERVICES.  Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease.  Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services.  Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly.  Notwithstanding the foregoing, in the event the Premises are untenantable for more than 5 consecutive business days due to Landlord’s failure to furnish a required service or utility, then Tenant’s Rent shall abate from and after the 6th business day until such matter is rectified.  Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord.  Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations while exercising its rights pursuant to this Section.

Notwithstanding the foregoing, if a service failure which makes the Premises untenantable is reasonably within the control of Landlord and continues for twelve (12) consecutive months after the service failure, Tenant, as its sole remedy, shall have the right to elect to terminate this Lease within 10 business days after the expiration of said twelve (12) month period without penalty, by delivering written notice to Landlord of its election thereof.  The foregoing termination right shall not apply if the service failure is due to a casualty, as described in Article 11.  Instead, in such an event, the terms and provisions of Article 11 shall apply.

6.2.   OPERATION AND MAINTENANCE OF COMMON AREAS.  During the Term, in accordance with the provisions of Section 7.2 below, Landlord shall operate all Common Areas within the Project.  The term “Common Areas” shall mean all areas outside the Building, including the parking areas and structures, driveways, sidewalks and landscaped and planted areas.

6.3.   USE OF COMMON AREAS.  The occupancy by Tenant of the Premises shall include the exclusive use of the Common Areas except for the Restricted Spaces (defined in Exhibit F attached hereto and incorporated by reference herein), subject, however, to compliance with Rules and Regulations described in Article 17 below.  Landlord shall at all times during the Term have the right to may restrain or permit any use or occupancy of the Common Areas except as otherwise provided in this Lease or in Landlord’s rules and regulations.  Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations.  Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose.  Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises, and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations and parking rights in exercising its rights pursuant to this Section.

6.4.   CHANGES AND ADDITIONS BY LANDLORD.  Except as otherwise expressly set forth in this Lease, Landlord reserves the right to make alterations or additions to the Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord.  No such change shall deprive Tenant of reasonable access to or use of the Premises or Tenant’s parking rights, and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations while exercising its rights pursuant to this Section.

ARTICLE 7.  REPAIRS AND MAINTENANCE

7.1.   TENANT’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, and to the extent not made the obligation of Landlord pursuant to Section 7.2 below Tenant at its sole expense shall repair, replace and maintain in good condition and operating order and in a manner reasonably commensurate with the maintenance standards of prudent owners of comparable buildings in the City of Sunnyvale (“Comparable Buildings”), the Building Systems and the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Buildings.  Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below.  All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below.  All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems, shall be maintained and repaired by Tenant (i) in a manner reasonably commensurate with the standards required by prudent owners of Comparable Buildings, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, and (iii) in accordance with applicable Laws.  Tenant shall contract with a qualified, experienced professional third party service company to perform its maintenance, repair and replacement obligations hereunder with respect to the HVAC systems (which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis), the Building fire/life-safety systems and the electrical and plumbing systems (a “Service Contract”).  Tenant shall deliver full and complete copies of all such Service Contracts to Landlord within thirty (30) days after the effective date of such Service Contract.  In addition, Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”).  In addition, Tenant shall deliver to Landlord copies of all current Service Agreements from time to time to Landlord and/or copies of the Preventative Maintenance Records on a quarterly basis.  Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2.   LANDLORD’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Landlord, as an Operating Expense, shall maintain, repair and replace the Common Areas in good condition and operating order and in a manner reasonably commensurate with the maintenance standards of prudent owners of Comparable Buildings.  In addition, Landlord, at Landlord’s sole cost and expense, shall (i) cure any defects in the construction of the Landlord’s Work, and (ii) maintain, repair and replace all components of the Building Structure in good condition and operating order and in a manner reasonably commensurate with the maintenance standards of prudent owners of Comparable Buildings (except that the cost of capital repairs and replacements of the roof membrane shall be included in Operating Expenses on an amortized basis as provided in Exhibit B).  Notwithstanding the foregoing, Landlord’s obligation contained in this Section 7.2 to bear such costs and expenses shall not apply:  (i) to the costs and expenses of periodic maintenance of the Building Structure (which shall be included in Operating Expenses), or (ii) to the extent of the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees (in which case Tenant shall be responsible for the reasonable costs of such repairs and/or replacements).  Landlord shall be responsible for replacement of the Building Systems when necessary and the costs incurred therefor shall be included in Operating Expenses as provided in Exhibit B; provided, however, that to the extent of the replacement is required due to the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be responsible for the reasonable costs of such replacements when incurred by Landlord.  Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease.  Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset except as expressly set forth in Section 7.6 below.  Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

7.3.   ALTERATIONS.  Except for cosmetic alterations and projects that do not exceed $200,000 during any calendar year of the Term, that do not require a permit from the City of Sunnyvale and that satisfy the criteria in the next following sentence (which cosmetic work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord.  Landlord’s consent shall not be unreasonably withheld, conditioned or delayed as long as the proposed Alterations do not affect the structural components of the Building, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s building standard materials.  Landlord shall not unreasonably withhold, condition or delay its consent to Alterations that do not materially and adversely affect the Building Systems if Tenant uses mechanical and electrical contractors reasonably acceptable to Landlord.  Landlord may impose, as a condition to its consent, any requirements that Landlord in its reasonable discretion may deem desirable.    Should Tenant perform any Alterations work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof, as determined by Landlord and Tenant, acting reasonably, to Landlord.  Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring Landlord’s consent as provided above or projects costing $100,000.00 or less, Landlord shall be entitled to a supervision fee in the amount of 2.5% of the cost of the applicable Alterations.  Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord.  Landlord may elect to cause its third party architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant.  Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord.  Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord upon the expiration or earlier termination of this Lease.  For a avoidance of doubt, during the Term Tenant shall account for the depreciation on all Tenant Improvements and Alterations in accordance with generally accepted accounting principles as determined in Tenant’s reasonable discretion.  Such Alterations shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time Landlord approves the applicable Alterations, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any such Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”). Notwithstanding anything to the contrary in the foregoing, with respect to the Tenant Improvements, the Required Removables shaIl consist only of the “Specialty Alterations” (as defined in the Work Letter) which Landlord will require Tenant to remove in accordance with Section 3.8 of the Work Letter.  In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal.

7.4.   MECHANIC’S LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.  Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute.  In the event that Tenant shall not, within 20 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any reasonable means it deems proper, including payment of or defense against the claim giving rise to the lien.  All actual and reasonable expenses so incurred by Landlord, including Landlord’s reasonable attorneys’ fees, shall be reimbursed by within thirty (30) days following receipt of Landlord’s demand.  Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.

7.5.   ENTRY AND INSPECTION.  Landlord shall at all reasonable times, upon at least twenty-four (24) hours’ advance written notice (which may be by email) given by Landlord (except in emergencies, when no notice shall be required), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.  In exercising its right to enter the Premises, Landlord and its agents shall comply with Tenant’s reasonable security procedures and Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises

7.6    SELF-HELP RIGHT.  “TIC Affiliate” means Pathline LLC, The Irvine Company LLC, or any affiliate or subsidiary of The Irvine Company LLC.  Notwithstanding the foregoing and provided that a TIC Affiliate is no longer Landlord under this Lease, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance and/or replacement with respect to a Building pursuant to Section 7.2 above, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such written notice, but in any event not later than 21 days after receipt of such written notice, then Tenant may proceed to take the required action upon delivery of an additional 10 business days’ written notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action plus interest thereon at the rate of 10% per annum.  In the event Tenant takes such action, and such work will affect the Building’s life safety systems, HVAC systems and/or elevator systems or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such systems unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor who normally and regularly performs similar work in Comparable Buildings.  Further, if Landlord does not deliver a detailed written objection to Tenant within ten (10) business days after Landlord’s receipt of an invoice from Tenant of Tenant’s costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from rent payable by Tenant under the Lease, the amount set forth in such invoice.  If, however, Landlord delivers to Tenant within ten (10) business days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from rent, but as Tenant’s sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution pursuant to Section 14.7(b) below.  If Tenant prevails in any such reference proceeding, Tenant shall be entitled to apply such award as a credit against Tenant’s obligations to pay Rent; provided, however, in no event shall the amount offset in any month exceed an amount equal to 50% of the Basic Rent scheduled to be paid for such month.

ARTICLE 8.  [INTENTIONALLY OMITTED]

ARTICLE 9.  ASSIGNMENT AND SUBLETTING

9.1.   RIGHTS OF PARTIES.

(a)        Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed in accordance with the provisions of Section 9.1(b).  For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level.  Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease.

(b)        Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto.  Tenant shall also submit to Landlord in writing:  (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) reasonable evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer.  Landlord shall not unreasonably withhold, condition or delay its consent, provided:  (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent (so long as the proposed assignee or sublessee has been in business for two (2) years); (3) the proposed assignee or subtenant is neither an existing tenant of the Project nor a prospective tenant with whom Landlord or Landlord’s affiliate has been actively negotiating to become a tenant at the Project during the previous three (3) months, unless Landlord does not have space in the Project suitable for the proposed assignee’s or sublessee’s facilities needs; and (4) the proposed transferee is not an SDN (as defined in Section 22.4 below) and will not impose additional burdens or security risks on Landlord.  If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b).  Landlord shall approve or disapprove any requested Transfer within ten (10) business days following receipt of Tenant’s written notice and the information set forth above.  Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $1,000.00 to Landlord concurrently with Tenant’s execution of a commercially reasonable Transfer consent prepared by Landlord.

(c)        Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in lieu of consenting to a proposed assignment of this Lease or a subletting of either one (i) Building in its entirety or (ii) both Buildings in their entirety for the balance of the Term, Landlord, by written notice to Tenant given within twenty (20) days after Tenant’s submissions pursuant to subsection (b) above (the “Recapture Notice”), may elect to terminate this Lease in its entirety in the event of an assignment of this Lease, or terminate this Lease as to the sublease of one entire Building or as to both entire Buildings, as applicable, in either case for the balance of the Lease Term, with a proportionate abatement in the rent payable under this Lease if Tenant intends to sublease only one (1) Building in its entirety, such termination to be effective on the date that the proposed sublease or assignment would have commenced.  Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.  Notwithstanding anything to the contrary contained in this subsection (c), if Landlord delivers a Recapture Notice, Tenant, by written notice to Landlord given not later than seven (7) business days after receipt of the Recapture Notice, may rescind its request for consent to the assignment or sublease, in which event Landlord’s Recapture Notice shall be void and this Lease shall remain unmodified and in full force and effect.

(d)        Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, including, without limitation, brokerage commissions, advertising costs, legal fees and construction costs incurred to prepare the Premise for the proposed transferee, which costs shall be amortized over the remaining Term of this Lease or, if shorter, over the term of the sublease.

(e)        The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business), the merger, non-bankruptcy reorganization or consolidation of Tenant with another entity, the sale of Tenant’s capital stock, or any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a merger by Tenant or its parent company, shall be deemed a Transfer within the meaning and provisions of this Article.  Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, reorganization or consolidation, or to the purchaser of substantially all of Tenant’s assets or stock, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied (each, a “Permitted Transfer”, and any entity with whom any Permitted Transfer consummated, a “Permitted Transferee”):  (i) Tenant is not then in Default hereunder; and (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer (or, if such notice is prohibited by applicable Law or non-disclosure agreement, then as soon thereafter as practicable).  Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.  For purposes of this Lease, a transfer or issuance of Tenant’s stock on the New York Stock Exchange, American Stock Exchange or NASDAQ shall not be deemed an assignment or subletting requiring Landlord’s consent.

9.2.   EFFECT OF TRANSFER.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease.  Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease.  Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease.  Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

9.3.   SUBLEASE REQUIREMENTS.  Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to:  (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement.  Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured.  No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10.  INSURANCE AND INDEMNITY

10.1.   TENANT’S INSURANCE.  Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.  Evidence of that insurance must be delivered to Landlord prior to the Early Delivery Date or Delivery Date, as Date.

10.2.   LANDLORD’S INSURANCE.  Landlord shall provide all risk property insurance subject to standard exclusions (such as, but not limited to, earthquake, terrorism and flood exclusions), covering the full replacement cost of the Project so long as full replacement cost coverage is commercially available at commercially reasonable rates.  In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake, terrorism, flood and commercial general liability coverage.  Landlord shall not be required to carry insurance of any kind on any tenant improvements (including the Tenant Improvements) or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, “Tenant Installations”), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur.  All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3.   TENANT’S INDEMNITY.  To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s agents, employees, lenders, and affiliates, from and against any and all negligence, claims, liabilities, damages, costs or expenses arising either before or after the Commencement Date which arise from or are caused by Tenant’s use or occupancy of the Building or the Common Areas, or from the conduct of Tenant’s business, or from any activity, work, or thing done, permitted or suffered by Tenant or any Tenant Parties in or about the Building or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act, omission or negligence on the part of Tenant or Tenant Parties.  Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3 through counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees.

10.4.   LANDLORD’S NONLIABILITY.  Unless caused by the gross negligence or intentional misconduct of Landlord, its agents, employees or contractors but subject to Section 10.5 below, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building.  It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building.  Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider.  Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.5.   WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees.  The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.

ARTICLE 11.  DAMAGE OR DESTRUCTION

11.1.   RESTORATION.

(a)                        If a Building is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that:  (i) the Building has been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance(unless such proceeds are unavailable due to Landlord’s failure to carry the insurance required under Section 10.2 above).  Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.  Notwithstanding the foregoing to the contrary, if (A) the damage involves one but not both of the Buildings and is caused by any casualty other than earthquake, and (B) Landlord elects to terminate this Lease because of insufficient insurance proceeds from the insurance required to be carried by Landlord hereunder, Tenant shall have the right, at Tenant’s sole election, to elect to contribute any shortfall by delivering written notice of such election to Landlord together with an amount equal to 50% of the shortfall to Landlord within thirty (30) days after Tenant’s receipt of the Casualty Notice, in which case Landlord’s election to terminate shall be of no further force or effect and Landlord shall repair the damage pursuant to the provisions of this Section 11.1.  If Landlord is obligated to repair the damage pursuant to the terms of the immediately preceding sentence, Tenant shall contribute to Landlord in cash the remaining fifty percent (50%) of the shortfall in funds prior to the date that Landlord notifies Tenant that Landlord is ready to commence the repairs.  Such notice by Landlord to Tenant shall be given to Tenant at least thirty (30) days prior to the date that Landlord intends to commence the repairs.  Tenant shall have the right to terminate this Lease if a casualty damaging a material portion of the Premises occurs during the last twelve (12) months of the Term by delivering written notice of such termination to Landlord within 30 days after Tenant’s receipt of the Casualty Notice.

(b)                        As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease.  If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage.  If the anticipated repair period exceeds 365 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.  If Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises (excluding Tenant Installations) within 2 months after expiration of the estimated period of time set forth in the Casualty Notice, which period shall be extended to the extent of any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended.  For purposes of this Lease, the term “Reconstruction Delays” shall mean:  (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of force majeure, which force majeure delays shall not exceed 270 days in the aggregate.

(c)                         In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all damage to the Premises (but not any Tenant Installations) or the Building and restore it to the condition it was in immediately prior to the casualty as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term.  Tenant shall be responsible for restoring the Tenant Installations to the condition they were in immediately prior to the casualty as soon as reasonably possible.

(d)                        From and after the date of the casualty event, until repairs have been completed, the Rent to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e)                         Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due solely to the gross negligence or willful misconduct of Tenant or any Tenant Parties.  In addition, the provisions of this Section 11.1 shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.

11.2.   LEASE GOVERNS.  Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if one-third or more of the square footage of the Premises or any other material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Project.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant’s personal property and Tenant’s reasonable relocation costs, moving expenses and the unamortized cost of any Alterations installed in the Premises at Tenant’s sole cost and expense, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  For avoidance of doubt if more than 50% of the Premises is subject to a Taking for a period of 12 consecutive months, Tenant shall have the right to terminate this Lease within 60 days after the earlier to occur of (i) effective date of such Taking if such temporary Taking is specified to be period of 12 consecutive months or more, or (ii) the expiration of 12 consecutive months after the occupancy by the applicable authority if the term of the Taking is indeterminate when such occupancy commences.  Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13.  SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.   SUBORDINATION.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but within ten (10) business days after receipt of written request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant.  Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage, and the successor to Landlord’s’ interest in this Lease shall be bound by the provisions hereof.  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord except for on-going maintenance and repair obligations, shall not, except as expressly set forth in this Lease, be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations.  Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.  Landlord warrants to Tenant that there are no Mortgages encumbering the Building as of the execution of this Lease.  Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required, upon Tenant’s request, to provide Tenant with a commercially reasonable form of non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date.

13.2.   ESTOPPEL CERTIFICATE.  Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).

ARTICLE 14.  DEFAULTS AND REMEDIES

14.1.   TENANT’S DEFAULTS.  In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a)                        The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 3 days after written notice from Landlord to Tenant.  The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

(b)                        The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.

(c)                         The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)                        Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant.  However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.   LANDLORD’S REMEDIES.

(a)                        Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)                   Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  Such termination shall not affect any accrued obligations of Tenant under this Lease.  Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property.  Landlord shall also be entitled to recover from Tenant:

(1)               The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)               The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)               The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)               Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5)               At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.  Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period.  As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum.  As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii)                Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due.  Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises.  In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b)                        The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.  No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant.  The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default.  The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it.  Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant.  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

(c)                         If a Default by Tenant occurs, Landlord shall not be entitled to recover any resulting consequential damages, lost profit or opportunity costs, provided that nothing contained in this Section 14.2(c) shall limit or otherwise restrict Landlord’s right to recover damages resulting from Tenant’s breach of its obligations under Sections 5.3, 7.4 and/or 15.1 of this Lease, or Landlord’s right to recover any amounts described under Section 14.2(a)(i)(1),(2), (3) and (4) above.

14.3.   LATE PAYMENTS.  Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid.  The payment of interest shall not cure any Default by Tenant under this Lease.  In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises.  Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii)  $100.00, provided, however, that the foregoing late charge shall not apply to the first such late payment in any twelve (12)-month period of the Term of this Lease until written notice to Tenant and the expiration of three (3) business days without cure.  Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

14.4.   RIGHT OF LANDLORD TO PERFORM.  If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right, upon five (5) days’ written notice to Tenant, to perform such obligations.  Tenant shall reimburse Landlord for the actual and reasonable cost of such performance within ten (10) business days after receipt of written demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

14.5.   DEFAULT BY LANDLORD.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, lost profits or opportunity costs.  Nothing in this Section 14.5 shall be deemed to amend, modify or otherwise affect Tenant’s rights pursuant to Section 7.6 above.

14.6.   EXPENSES AND LEGAL FEES.  Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs.  The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7.   WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)                        LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)                        In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.7(b) shall apply.  Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee.  Nothing within this Section 14.7 shall apply to an unlawful detainer action.

14.8   SATISFACTION OF JUDGMENT.  The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property, including sales, condemnation and insurance proceeds, receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15.  END OF TERM

15.1.   HOLDING OVER.  Upon written notice to Landlord given no later than ninety (90) days prior to the expiration of the Term, so long as no Default on the part of Tenant then exists under this Lease, Tenant shall have the one-time right to hold over in the entire Premises upon each and all of the terms and conditions set forth in this Lease for up to three (3) successive periods of thirty (30) days after the expiration of the initial Term (such thirty (30) day period(s), if applicable, being the “Permitted Holdover Period”), it being the intent of the parties that the Permitted Holdover Period shall in no event exceed ninety (90) days, in the aggregate.  In consideration of Tenant’s occupancy of the Premises during the Permitted Holdover Period (if applicable), Tenant shall pay in advance, the amount equal to 100% of the monthly installment of Basic Rent in effect for the Premises (in its entirety) for the last month of the initial Lease Term (such amount being the “Permitted Holdover Period Rent”), in addition to, and not in lieu of, all other payments required to be made by Tenant under this Lease.  If (A) Landlord fails to receive the ninety (90) days’ written notice from Tenant described in the first sentence of this Section 15.1 above, and Tenant holds over for any period after the Expiration Date (or earlier termination of the Term), or (B) after the Permitted Holdover Period (if applicable), Tenant holds over for any period after the Expiration Date (or earlier termination of the Term), then in either of such events, possession shall be subject to all of the terms of this Lease (including, without limitation, the obligation to pay Tenant’s Share of Operating Expenses), except that the monthly Basic Rent shall be 150% of the total monthly Basic Rent for the month immediately preceding the date of termination for each month of holdover thereafter.  The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord.  Subject to the terms and conditions of this Section 15.1 above, if Tenant fails to surrender the Premises within 15 days after the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender (provided that Landlord shall have delivered written notice to Tenant of the existence of any such succeeding tenant or prospective tenant, and Tenant holds over for a period in excess of thirty (30) days after Landlord’s delivery of such notice).  The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.   SURRENDER OF PREMISES; REMOVAL OF PROPERTY.  Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty, eminent domain and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease.  If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may upon five (5) days’ written notice to Tenant effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant within ten (10) days after receipt of written demand therefor.

ARTICLE 16.  PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing.  Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within thirty (30) days after receipt of written demand.  All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.  Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service.  Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address.  The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery.  If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17.  RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Project, including the Common Areas.  Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder.  One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other.  Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease.  In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18.  BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease.  It is understood that Landlord’s Broker represents only Landlord in this transaction and Tenant’s Broker (if any) represents only Tenant.  Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease.  The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19.  TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, provided that Tenant is duly notified of such transfer and the transferee (other than a Mortgagee) shall assume the obligations of “Landlord” under this Lease accruing from and after the effective date of such transfer, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the effective date of such transfer.  Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee.  No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit.  It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20.  INTERPRETATION

20.1.   NUMBER.  Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2.   HEADINGS.  The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3.   JOINT AND SEVERAL LIABILITY.  If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.4.   SUCCESSORS.  Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns.  Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5.   TIME OF ESSENCE.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6.   CONTROLLING LAW/VENUE.  This Lease shall be governed by and interpreted in accordance with the laws of the State of California.  Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

20.7.   SEVERABILITY.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8.   WAIVER.  One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition.  Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act.  No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9.   INABILITY TO PERFORM.  In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay.  The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.

20.10.   ENTIRE AGREEMENT.  This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect.  Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease.  No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11.   QUIET ENJOYMENT.  Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12.   SURVIVAL.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21.  EXECUTION AND RECORDING

21.1.   COUNTERPARTS; DIGITAL SIGNATURES.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, DocuSign document or other e-signature) of this Lease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

21.2.   CORPORATE AND PARTNERSHIP AUTHORITY.  If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that such individual is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.

21.3.   EXECUTION OF LEASE; NO OPTION OR OFFER.  The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises.  Neither party shall be bound by the terms and conditions of this Lease until the execution and delivery hereof by both Landlord and Tenant.

21.4.   RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5.   AMENDMENTS.  No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest.  No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

21.6.   BROKER DISCLOSURE.  By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Item 10 of the Basic Lease Provisions, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker identified in Item 10 of the Basic Lease Provisions.  If there is no Tenant’s Broker so identified in Item 10 of the Basic Lease Provisions, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker.  By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Item 10 of the Basic Lease Provisions.

ARTICLE 22.  MISCELLANEOUS

22.1.   NONDISCLOSURE OF LEASE TERMS.  Tenant and Landlord acknowledge that the content of this Lease contains confidential information.  Except to the extent disclosure is required by law, Landlord and Tenant shall use commercially reasonable efforts to keep the content of this Lease confidential and shall not disclose such confidential information to any person or entity other than their respective financial, legal, space planning and other consultants, provided, however, that either party may disclose the terms to their prospective lenders, successors-in-interest and subtenants or assignees under this Lease or pursuant to legal requirement.  Additionally, any press release or other public statement regarding the negotiation of or existence of, this Lease and/or Tenant’s pending or actual occupancy of the Project, must be mutually approved by both Landlord and Tenant prior to any distribution of same.

22.2.   TENANT’S FINANCIAL STATEMENTS.  The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease.  Not more than once each calendar year except if Tenant is in default hereunder beyond applicable notice and cure periods or in the event of a sale or refinancing of the Project, Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 business days following receipt of Landlord’s written request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3.   MORTGAGEE PROTECTION.  No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail or nationally recognized overnight courier to any  Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.  Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4.   SDN LIST.  Tenant hereby represents and warrants that neither Tenant nor any officer, director or employee of Tenant (collectively, “Tenant Entities”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).  In the event Tenant or any Tenant Entity is or becomes listed as an SDN and is not removed from that list within ninety (90) days after receipt of written confirmation that such Tenant Entity is listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

22.5     Force Majeure.  Whenever a period of time is herein prescribed for action (other than the payment of money) to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any of the following (a “Force Majeure Delay”):  strike, riots, act of God, lockout, or other labor or industrial disturbance, shortage of labor or materials, civil disturbance, judicial order, governmental rule or regulation, inability to obtain building permits or other governmental approvals, act of public enemy, terrorist attack, war, sabotage, blockade, embargo or inability to secure customary materials or supplies.

22.6     Applicable Law.  For purposes of this Lease, “Law”  or “Laws” shall mean all judicial decisions, statutes, constitutions, ordinances, resolutions, regulations, orders, or other requirements of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the Premises, the Building and the Project.

LANDLORD:		TENANT:

PATHLINE LLC,		PROOFPOINT, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Ray Wirta	By:	/s/ Paul Auvil
Printed Name: Ray Wirta		Printed Name: Paul Auvil
Title: President		Title: Chief Financial Officer

By:	/s/ Douglas G. Holte
Name: Douglas G. Holte
Title: Division President

EXHIBIT A

DESCRIPTION OF PREMISES

The Premises consist of Buildings 9 and 10 below.

W. MAUDE AVE.
PARKING
STRUCTURE D
BLDG. 9
BLDG. 10
BENECIA AVE.
N. MARY AVE.
0' 30' 60' 120'

ILLUSTRATIVE PLAN

PHASE 3A SITE PLAN

SUNNYVALE, CA
SCALE: 1"=60'

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EXHIBIT B

OPERATING EXPENSES

(Net)

(a)        From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project.  The term “Tenant’s Share” means one hundred percent (100%) of Operating Expenses.  Landlord, as an Operating Expense, may charge a management fee not to exceed three percent (3%) of the gross rents of the Project.

(b)        Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period.  Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent.  If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, within thirty (30) days after receipt of Landlord’s estimate, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate.  Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)        Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement.  Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto.  Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant within thirty (30) days after receipt of the Reconciliation Statement.  Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses within 90 days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.  Notwithstanding the foregoing, Tenant shall not be responsible for Tenant’s Share of any Project Costs attributable to any Expense Recovery Period which are first billed to Tenant more than eighteen (18) months after such period, provided that in any event Tenant shall be responsible for Tenant’s Share of Property Taxes levied by a governmental authority at any time following the Expiration Date which are attributable to any Expense Recovery Period.

(d)        Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid.  Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination.  However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.

(e)        If, not more than once during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant’s Share of the increase.  Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due.  Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above.

(f)         The term “Operating Expenses” shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

(g)        The term “Project Costs” shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation:  water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder (provided, however, that if Tenant’s Share of any

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insurance deductible (other than any earthquake insurance deductible) incurred by Landlord exceeds $50,000, the amount in excess of $50,000 shall be amortized on a straight-line basis over the reasonably estimated useful life of the restoration work calculated at a market cost of funds, all as reasonably determined by Landlord in accordance with generally accepted real estate accounting principles consistently applied, and Tenant shall pay Tenant’s Share of the monthly amortized portion of such costs until the expiration of the useful life or the expiration of the Term as it may be extended; license, permit, and inspection fees; light; power; window washing; trash pickup; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project, including, without limitation, capital improvements, repairs and replacements to the Building Structure or Building Systems (the cost of which shall be amortized over the useful life of such capital items, with interest calculated at a market cost of funds, all as reasonably determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure, and Tenant shall pay Tenant’s Share of the monthly amortized portion of such costs until the expiration of the useful life or the expiration of the Term as it may be extended); the cost of any capital improvements, repairs or replacements, including, without limitation, capital improvements, capital repairs and capital replacements of the Building Systems and/or roof membrane, as applicable, after the first twelve (12) months of the Term to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings), with interest calculated at a market cost of funds, all as reasonably determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure, and Tenant shall pay Tenant’s Share of the monthly amortized portion of such costs until the expiration of the useful life or the expiration of the Term as it may be extended; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Tenant, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease; and reasonable overhead and/or management fees (not to exceed three percent (3%) of the gross rents of the Project) for the professional operation of the Project.  It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, the three percent (3%) management fee described above and/or operations services) provided by any subsidiary, division or affiliate of Landlord.  Notwithstanding the foregoing, in any given Expense Recovery Period, earthquake insurance deductibles included in Project costs shall be limited to an amount (the “Annual Limit”) not to exceed 0.5% of the total insurable value of the Project per occurrence (provided, however, that, notwithstanding anything else herein to the contrary, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Project Costs for the applicable Expense Recovery Period, such excess may be included (up to the Annual Limit) in Project Costs for the immediately succeeding Expense Recovery Period, and any portion of such excess that is not so included in Project Costs for such immediately succeeding Expense Recovery Period may be included (up to the Annual Limit) in Project Costs for the next succeeding Expense Recovery Period, and so on with respect to each subsequent Expense Recovery Period; provided further, however, that in no event shall the portions of such deductible that are included in Project Costs for any one or more Expense Recovery Periods exceed, in the aggregate, 5.0% of the total insurable valuable of the Project).

(h)        The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following:  (i) all real estate taxes or personal property taxes levied against the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.  Notwithstanding the foregoing or anything else to the contrary contained herein, “Property Taxes” shall not include: (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income, (ii) tax penalties (including interest) incurred as a result of Landlord’s negligence and/or failure to make tax payments and/or file any tax or informational returns when due (unless such failure by Landlord is caused by Tenant).   All assessments of Property Taxes which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and shall be included as Operating Expenses in the year in which the installment is actually paid.

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(i)        Notwithstanding the foregoing, Operating Expenses shall exclude the following:

(1)       Any ground lease rental;

(2)       Costs incurred by Landlord with respect to goods and services to the extent that Landlord is reimbursed for such costs other than through the Operating Expense pass-through provisions of such tenants’ lease;

(3)       Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants (other than through Operating Expense pass-throughs), warrantors or other third persons;

(4)       Intentionally omitted;

(5)       Costs arising from Landlord’s charitable or political contributions;

(6)       Attorneys’ fees and all other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project, if any;

(7)       Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied, and as generally practiced in the real estate industry (“GAAP”), except as otherwise provided above;

(8)       Brokers commissions, finders’ fees, attorneys’ fees, advertising expenses, promotional expenses, disbursements, costs and expenses incurred in procuring prospective tenants, negotiating and executing leases, constructing improvements required to prepare for a new tenant’s occupancy, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building, if any;

(9)       Intentionally omitted

(10)     Costs, including fines, penalties and legal fees, incurred by Landlord due to the violation by Landlord of any law, code, regulation, or ordinance or the violation of the terms and conditions of any third party agreement pertaining to the Project;

(11)     Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

(12)     Finance and debt service fees, principal and/or interest on debt or amortization on any mortgage or mortgages encumbering the Building;

(13)     Landlord’s general corporate overhead, except as it relates to the specific management, operation, repair, replacement and maintenance of the Building or Project;

(14)     Costs of installing the initial landscaping and the initial sculpture, paintings and objects of art for the Building and Project;

(15)     Advertising expenditures;

(16)     Any depreciation allowance, bad debt loss, rent loss, or reserves for bad debts or rent loss;

(17)     Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of the operation, management, repair, replacement and maintenance of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants of the Project, if any;

(18)     The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Project Costs include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

(19)     Costs incurred by Landlord for improvements or replacements (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except to the extent included in Project Costs pursuant to the definition above or by other express terms of this Lease;

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(20)     Legal fees and costs, indemnification obligations, settlements, judgments or awards paid or incurred  because of disputes between Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project;

(21)     Costs incurred to comply with law with respect to Hazardous Materials except to the extent stored, used, released or disposed of by Tenant or any Tenant Parties;

(22)     The costs of repair, replacement or restoration work occasioned by any casualty or eminent domain;

(23)     Costs to correct any items of non-compliance with applicable Laws in effect as of the Final Condition Date with respect to the Building Structure;

(24)     Costs and expenses which are excluded from Operating Expenses pursuant to Sections 2.3 and 2.4 of this Lease;

(25)     The costs of repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord or its agents, employees or contractors; and

(26)     Interest or penalties due to the late payment of taxes, utility bills or other such costs.

(j)        Provided Tenant is not then in Default hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums are determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in Santa Clara County, California.  Tenant shall give notice to Landlord of Tenant’s intent to audit within sixty (60) days after Tenant’s receipt of Landlord’s expense statement which sets forth Landlord’s actual Operating Expenses.  Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit.  Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees.  Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.  In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease.

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EXHIBIT C

UTILITIES AND SERVICE

Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.  Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services that serve only the Common Areas, and Landlord shall include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2.

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements, but not more than once during each calendar year during the Term.

1.         Tenant shall maintain, at its sole cost and expense, during the entire Term:  (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, on a policy form that is at least as broad as Insurance Service Office (ISO) CGL 00 01 (if alcoholic beverages are sold on the Premises, liquor liability shall be explicitly covered), which policy(ies) shall be written on an “occurrence” basis and for not less than $10,000,000 per occurrence / $10,000,000 annual aggregate for bodily injury, death, and property damage liability (with a primary policy providing not less than $1,000,000 per occurrence / $2,000,000 annual aggregate); (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss, if any.  In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.         All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report.  The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord.  Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy.  A certificate of insurance, evidencing that the policy has been issued and provides the coverage required by this Exhibit and includes the endorsements evidencing the required provisions including the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises.  Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage.

3.         Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds.  Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives.  Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above.  Tenant shall endeavor to provide Landlord with thirty (30) days’ written notice prior to the cancellation of any insurance policy required to be carried by Tenant hereunder.  Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time.  In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.         The Common Areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises and for parking, as applicable.

2.         [Intentionally omitted]

3.         Tenant shall, at its expense, be required to utilize a third party contractor approved by Landlord in its reasonable discretion to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.

4.         Except as provided in Exhibit G, no antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.

5.         If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant.  Interior of the Premises visible from the exterior must be maintained in a visually professional manner and consistent with a first class office building.  Tenant shall not place any unsightly items (as reasonably determined by Landlord) along the exterior glass line of the Premises including, but not limited to, boxes, and electrical and data cords, provided that the foregoing restriction shall not apply to the shipping and receiving areas so long as the items therein are reasonably screened from view.  No awnings shall be permitted on any part of the Premises.

6.         The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

7.         [Intentionally omitted]

8.         [Intentionally omitted]

9.         Except as provided in Exhibit G, Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.

10.      [Intentionally omitted]

11.      Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or interfere with the rights of other tenants, or conflict with any government rule or regulation.

12.      Tenant shall not use or keep any foul or noxious gas or substance in the Premises.

13.      [Intentionally omitted]

14.      Tenant shall not permit any pets or animals in or about the Building. Service animals certified by the appropriate governmental authorities are permitted provided such service animals remain under the direct control of the individual they serve at all times, and do not disturb or threaten others.

15.      Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

16.      Smoking tobacco, including via personal vaporizers or other electronic cigarettes, anywhere within the Building or Project is strictly prohibited except that smoking tobacco may be permitted outside the Building and within the Project only in areas agreed to by Landlord and Tenant. Smoking, vaping, distributing, growing or manufacturing marijuana or any marijuana derivative anywhere within the Building or Project is strictly prohibited.

17.      Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord.

18.      Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name.  Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant, provided that Landlord shall not have the right to change the address of the Building without Tenant’s written

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consent. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

19.      Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

20.      [Intentionally omitted]

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EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned (except that Landlord will designate 15 parking spaces as “visitor” parking spaces for use by Tenant’s customers on an exclusive basis), on those portions of the Common Areas designated by Landlord for parking.  Tenant shall not use more parking spaces than such number.  In addition, pursuant to Section 2 of Exhibit G attached to the Lease, Landlord shall install at least ten (10) EV Charging Stations.  All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in (a) areas other than those designated by Landlord for such activities or (b) any of the 42 spaces in the parking structure located at 950 Benecia which are designated as “Restricted Spaces” on Exhibit F-1 attached hereto.  Such Restricted Spaces are for the use of tenants in other phases of the Master Project.  If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, upon twelve (12) hours’ notice to Tenant (which may be verbal notice), in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant.  Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas.  There shall be no parking of any vehicles for longer than a seventy-two (72) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense.  Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.  Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas.  Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable.  Any person using the parking area shall observe all directional signs and arrows and any posted speed limits.  In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Master Project or their employees or invitees.  Parking areas shall be used only for parking vehicles.  Washing, waxing, cleaning or servicing of vehicles is permitted so long as such activities are conducted in a manner typically conducted in parking facilities of Comparable Buildings.  Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage.  Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.  Tenant shall not assign or sublet any of the vehicle parking spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.  In no event shall Tenant be charged for parking during the Term, as it may be extended.

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EXHIBIT F-1

RESTRICTED SPACES

The “Restricted Spaces” are the 41 parking spaces designated on the left portion of the diagram below plus the 1 future Non-Proofpoint EV Parking Space shown below.

GATE SYSTEM :
Proofpoint Access
Permitted Only
362'-0"
189'-0"
48 Proofpoint EV PARKING:
(24 Initial + 24 Future)
(24 on G level + 24 on 2nd level)
EV ACC. VAN
EV ACC.
EV AMB.
UTILITY ROOM
RAMP UP
GATE SYSTEM :
Proofpoint Access
Permitted Only
22
TOTAL: 41
2 Non-Proofpoint
EV PARKING:
(1 Initial + 1 Future)
1
E.V.
6
12
GATE SYSTEM :
Proofpoint Access
Permitted Only
GATE SYSTEM :
Proofpoint Access
and Non-Proofpoint
Access Permitted
2 Accessible Parking :
Shared between
Proofpoint and
Non-Proofpoint users

GROUND LEVEL PARKING PLAN

N.T.S.

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EXHIBIT G

ADDITIONAL PROVISIONS

1.  RIGHT TO EXTEND.  Provided that Tenant is not in Default under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease (except in connection with a Permitted Transfer of this Lease as described in Section 9.1(e) hereof), Tenant may extend the Term of this Lease for one period of 60 months.  Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months nor more than 12 months prior to the expiration date of the Term, Tenant’s written notice of its irrevocable commitment to extend (the “Commitment Notice”).  Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect.

The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved office space being leased in the City of Sunnyvale as of the commencement of the extension period, (the “Prevailing Rate”).  In the event that the parties are not able to agree on the Prevailing Rate within 120 days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

Within 10 days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the Prevailing Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rate.  Should each of the parties timely designate an appraiser, than the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than 5 years experience in the valuation of commercial office buildings in Santa Clara County, California.

Within 10 days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties.  The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that 10 day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination.

Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects Prevailing Rate for the Premises, as reasonably extrapolated to the commencement of the extension term.  Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period.  In determining such value, the appraiser shall first consider rental comparables for the Building and the Project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space owned by Landlord or its affiliates in the vicinity with appropriate adjustments for differences in location and quality of project.  In no event shall the appraiser attribute factors for brokerage commissions to reduce said fair market rental.  At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental.  The fees of the appraiser(s) shall be shared equally by both parties.

Within 20 days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within 10 days.  Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely comply with any of the provisions of this Section, Tenant’s right to extend the Term may, at Landlord’s election and in addition to any other remedies that may be available to Landlord, be extinguished, in which event the Lease shall automatically terminate as of the initial expiration date of the Term.  Any attempt to assign or transfer any right or interest created by this Section to other than in connection with a Permitted Transfer shall be void from its inception.  Tenant shall have no other right to extend the Term beyond the single 60 month extension created by this Section.  Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.  Time is specifically made of the essence in this Section.

2.                   CAR CHARGING STATIONS.  Landlord shall, at its sole cost and expense (except as otherwise expressly provided  herein), install prior to the Commencement Date and thereafter maintain in good operating order and condition, no fewer than 10 electric car charging stations in the parking structure located on the east side of the Project for use by Tenant and its employees, and other tenants of the Master Project (the collectively, “Charging Stations”). The use of the Charging Stations shall be subject to the reasonable rules and regulations established from time to time by Landlord and the vendor thereof, and each of Tenant’s and other tenants’ employees using the Charging Stations shall be subject to uniform hourly and/or electricity usage charges therefor.  Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Charging Stations, or any activities incidental thereto, wherever or however the same may occur, and further agrees that, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action.  Tenant’s right to use the Charging Stations shall belong solely to Tenant and any Permitted Transferee, and may not be transferred or assigned, except in

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conjunction with an assignment or sublease by Tenant as to which Landlord consents, without Landlord’s prior written consent.

3.                   SIGNAGE.

3.1                      Lobby Signage.  For so long as Tenant leases an entire Building, and provided all signs are in keeping with the quality of the Building and the Master Project and are in compliance with the Signage Criteria and Landlord’s signage program for the Master Project, Tenant, at its sole cost and expense, may install identification signage within the lobby area(s) of such Building.

3.2                      Tenant’s Exterior Signage.  Provided that Proofpoint, Inc., a Delaware corporation (“Original Tenant”) or any Permitted Transferee then leases at least one (1) entire Building, Tenant shall have the right, at Tenant’s sole cost and expense, to install exterior Building signs on such Building, and such signage right shall be exclusive for Tenant or any Permitted Transferee.  Subject to the foregoing and applicable Laws, Tenant may install up to two (2) exterior signs on each Building, in addition to one (1) monument sign per Building, provided the monument is consistent, in Landlord’s reasonable judgment, with Landlord’s monument signage in the Master Project, and all signage is in accordance with municipal code and the provisions of this Section 3 below.

3.3                      Tenant’s Signage Specifications and Permits.  Tenant’s signage shall set forth Tenant’s name or logo as determined by Tenant; provided, however, in no event shall the Tenant’s signage include an “Objectionable Name or Logo” (as defined below).  The exact location, size, graphics, materials, color, design, lettering, lighting, illumination and specifications of the Tenant’s signage (collectively, the “Sign Specifications”) shall be subject to the prior written reasonable approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Master Project, in Landlord’s reasonable judgment, and Landlord’s signage program for the Project, a copy of which is attached hereto as Exhibit G-1.  In addition, Tenant’s signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable laws; provided, however, that Landlord shall reasonably cooperate with Tenant, at no out-of-pocket cost to Landlord, in executing permit applications and performing other ministerial acts supporting Tenant’s pursuit of any permits or other approvals required by applicable laws.  Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

3.4                      Objectionable Name or Logo.  In no event shall Tenant’s signage include, identify or otherwise refer to a name and/or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent, in Landlord’s reasonable judgment, with the quality of the Master Project, or which would otherwise reasonably offend a landlord of a comparable Building (an “Objectionable Name or Logo”).  The parties hereby agree that the name “Proofpoint, Inc.” shall not be deemed an Objectionable Name or Logo.

3.5                      Termination of Right to Tenant’s signage.  The rights contained in this Section 3 may only be exercised by Original Tenant or a Permitted Transferee to which this Lease is assigned in connection with a Permitted Transfer of this Lease as described in Section 9.1(e) hereof (and not any other assignee or any sublessee or other transferee of the Original Tenant’s interest in this Lease), if Tenant leases an entire Building.

3.6                      Cost and Maintenance of Tenant’s Signage.  The costs of the actual sign comprising the Tenant’s signage and the installation, design, construction, and any and all other costs associated with the Tenant’s signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant, at Tenant’s sole cost and expense.  Should Tenant’s signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Tenant shall cause such repairs and/or maintenance to be performed at Tenant’s sole cost and expense.  Upon the expiration or earlier termination of this Lease (or within thirty (30) business days following Tenant’s receipt of written notice from Landlord that Tenant’s rights to such Tenant’s signage have terminated as a result of Tenant’s failure to satisfy the occupancy requirement, as set forth in Sections 3.1 and/or 3.2 above), Tenant shall, at Tenant’s sole cost and expense, cause the Tenant’s signage to be removed and shall cause the area in which such Tenant’s signage was located to be restored to the condition existing immediately prior to the installation of such Tenant’s signage.  If Tenant fails to timely remove such Tenant’s signage or to restore the areas in which such Tenant’s signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all reasonable and actual costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor together with reasonable documented evidence of such costs.  The terms of this Section 3.6 shall survive the expiration or earlier termination of this Lease.

4.                   GENERATOR.

4.1                      In General.  Subject to the terms hereof (including, without limitation, the Work Letter and Article 8 of this Lease, as applicable) and applicable laws, Tenant shall have the right (but not the obligation), at Tenant’s sole cost and expense, to install a back-up generator, uninterrupted power supply system, and other related systems approved by Landlord (collectively, the “Generator”) in a location determined by Landlord (the “Generator Area”) to service the Premises in the event of a power outage.  In the event the Generator Area is located in the Project parking facility, then the number of parking spaces provided to Tenant, as set forth in Item 11 of the Basic Lease Provisions, shall be reduced by the number of full and partial parking spaces used for the Generator Area.  For purposes of this Lease, the “Generator” shall be deemed to include, without limitation, all associated equipment, connections and/or facilities.  All plans and specifications relating to the Generator shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Subject to the terms of this Section 4, Landlord shall permit Tenant, at its sole cost and expense, to install and maintain the Generator, all in compliance with applicable laws.  The cost of design (including engineering costs) and installation of the Generator and the costs of the Generator itself shall be Tenant’s sole responsibility.  Tenant acknowledges that Landlord may require (in Landlord’s sole discretion) that Tenant, at Tenant’s sole cost and expense, install screening, landscaping or other improvements satisfactory to Landlord (in Landlord’s

2

reasonable discretion) in order to satisfy Landlord’s aesthetic requirements in connection with the area surrounding the Generator, all at Tenant’s sole cost and expense.

4.2                      Operation and Maintenance of Generator.  Tenant shall be responsible, at Tenant’s sole cost and expense, for all maintenance and repairs and compliance with law obligations (including, without limitation, any Department of Ecology requirements imposed with respect to the fuel tank) with respect to the Generator, and Tenant acknowledges and that Landlord shall have no responsibility in connection with the Generator and that Landlord shall not be liable for any damage that may occur with respect to the Generator.  Without limitation of the foregoing provisions of this Section 4.2, all matters (including all plans and specifications) relating to the installation, connection, use, maintenance, repair, compliance with laws, and removal of the Generator (including, without limitation, the manner and means of Tenant’s connection of the Generator to the electrical systems of the Building) shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld.  In the event that Tenant shall fail to comply with the requirements set forth herein, without limitation of Landlord’s other remedies, Landlord shall have the right, at Tenant’s sole cost and expense, to cure such breach, in which event Tenant shall be obligated to pay to Landlord, within ten (10) Business Days following demand by Landlord, the amount expended by Landlord, plus Landlord’s standard administration fee.  The Generator and Generator Area shall be deemed to be a part of the Premises for purposes of the indemnity and insurance provisions of this Lease, and, in addition, Tenant shall maintain, at Tenant’s cost, industry standard “boiler and machinery” insurance coverage with respect thereto.

4.3                      Generator Use.  The Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Building.

4.4                      Tenant Indemnification.  Tenant shall indemnify, defend, protect, and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause related to or connected with the installation, use, operation, repair and/or removal of the Generator and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in connection with the Generator, or any breach of the terms of this Section 4.  The terms set forth in this Section 4.4 shall survive the termination or earlier expiration of this Lease.

4.5                      Landlord Costs.  Tenant shall be responsible for any and all costs, if any, incurred by Landlord as a result of or in connection with Tenant’s installation, operation, use and/or removal of the Generator.  In the event that Landlord shall incur any costs as a result of or in connection with the rights granted to Tenant herein, Tenant shall reimburse Landlord for the same within thirty (30) days after receipt of billing.

4.6                      Removal of Generator.  At Landlord’s option, exercised by Landlord at the time that Landlord consents to the installation of the Generator, Landlord may require that Tenant remove the Generator and all related facilities and equipment (excluding any underground utility conduits) prior to the expiration or earlier termination of this Lease (or upon any earlier termination of Tenant’s rights with respect to the Generator as provided hereunder), and repair all damage to the Building and/or Project resulting from such removal and restore all affected areas to their condition existing prior to the installation of the Generator, all at Tenant’s sole cost and expense.  The foregoing obligations of Tenant shall survive the expiration or earlier termination of this Lease.

5.                   TELECOMMUNICATIONS POINTS OF ENTRY.  In connection with the construction of the Tenant Improvements, Landlord, at no charge to Tenant, shall make available to Tenant and/or its telecommunication/data carriers, during the Lease Term and any extensions thereof, physical facilities within the Buildings, and shall allow Tenant’s carriers to add additional Points of Entry (POEs) and conduit from the POE to the carriers’ outside plant as may be reasonably required by such carriers to bring its telecommunication services to the Project and Premises.

6.                   ROOFTOP RIGHTS.  Tenant, its agents, employees and contractors shall be entitled to access the roofs of the Buildings during the Term.  Subject to (A) reasonable construction rules and regulations promulgated by Landlord, (B) the Landlord’s reasonable Building standards therefor, and (C) the terms and conditions set forth in this Lease (including, without limitation, Section 7.3 of the Lease and this Section 6), Tenant, without any obligation to pay rent for the Rooftop Area, may install, repair, maintain and use, at Tenant’s sole cost and expense, up to two (2) satellite dish(es), television or communications antenna or facility, related receiving equipment, related cable connections and other related or similar equipment (the “Rooftop Equipment”) on the roof of the Building.  The Rooftop Equipment shall be located in an area on the roof reasonably approved by Landlord (the “Rooftop Area”).  Tenant shall be solely responsible for any and all costs incurred or arising in connection with the Rooftop Equipment, including but not limited to costs of electricity and insurance related to the Rooftop Equipment, and Tenant shall ensure that such Rooftop Equipment shall not interfere with the operation of (or preclude the installation of) other equipment on the roof of the Building.  Except as expressly set forth in the Lease, including, without limitation  the Work Letter, Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Rooftop Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Rooftop Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise.  The physical appearance and the size of the Rooftop Equipment shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, the location of the Rooftop Area shall be reasonably designated by Landlord, and Landlord may require Tenant to install screening around such Rooftop Area, at Tenant’s sole cost and expense, as reasonably designated by Landlord.  Tenant shall service, maintain and repair such Rooftop Equipment, at Tenant’s sole cost and expense.  If the Rooftop Equipment is not installed as part of Tenant’s initial Tenant Improvements, in the event Tenant elects to exercise its right to install the Rooftop Equipment, then Tenant shall give Landlord no less than thirty (30) days’ prior notice thereof.  Tenant shall reimburse Landlord for the actual costs reasonably incurred by Landlord in approving such Rooftop Equipment.  Tenant’s rights under this Section shall terminate and shall be of no further force or effect upon the expiration or earlier termination of this Lease.  Not later than the expiration or earlier termination of this Lease, Tenant shall remove and restore the affected portion of the rooftop, the Building and the Premises to the condition the rooftop, the Building and the Premises would have been in had no such Rooftop Equipment been installed (reasonable wear and tear and damage from casualty that is Landlord’s obligation to repair pursuant to Article 11 excepted).  Such Rooftop Equipment shall be installed pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding

3

any such review or approval by Landlord, Tenant shall remain solely liable for any damage arising in connection with Tenant’s installation, use, maintenance and/or repair of such Rooftop Equipment, including, without limitation, any damage to the Rooftop Area or any other portion of the roof or roof membrane and any penetrations to the roof.  Landlord and Tenant hereby acknowledge and agree that, except to the extent caused by Landlord’s negligence or willful misconduct, or that of Landlord’s agents, employees or contractors, Landlord shall have no liability in connection with Tenant’s use, maintenance and/or repair of such Rooftop Equipment.  The Rooftop Area and Rooftop Equipment shall, in all instances, comply with all Applicable Laws.  Tenant shall not be entitled to license its Rooftop Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of the Rooftop Area and/or such Rooftop Equipment by a third party.

7.                   RIGHT OF FIRST OFFER.  If Landlord acquires the entirety of  any of the buildings adjacent to the Project and which currently commonly known as 645 N. Mary Avenue, 930 Benecia Avenue and 585 N. Mary Avenue, Sunnyvale, California (each of such buildings be a “First Right Space”), then provided Tenant is not then in Default hereunder, and provided further that Tenant is leasing the entire Premises and (except in connection with a Permitted Transfer of this Lease as described in Section 9.1(e) of the Lease) has not assigned any of its interest in the Lease or sublet more than 25% the Premises, effective as of the date of Landlord’s acquisition of the First Right Space or any portion thereof, Landlord grants Tenant a continuing right (“First Right”) to lease the First Right Space acquired by Landlord in accordance with and subject to the provisions of this Section; provided however, this First Right shall cease to be effective during the final 12 months of the Term unless and until Tenant exercises its extension option set forth in Section 1 of this Exhibit G above.  Landlord shall have no obligation to acquire any or all of the First Right Space, and nothing in this Section of this Exhibit G shall be construed to prohibit or restrict Landlord from redeveloping the First Right Space if acquired by Landlord prior to offering the First Right Space to Tenant.  Except as otherwise provided below, prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect and after determining that the then existing tenant in the First Right Space will not extend or renew the term of its lease (as long as such then existing tenant’s right to extend or renew the term of its lease was set forth in such lease prior to the acquisition of the First Right Space by Landlord), Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit.  Within 15 days after receipt of Landlord’s notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space.  In the event that Tenant does not so respond in writing to Landlord’s notice within said period, Tenant shall be deemed to have elected clause (ii) above.  Any notice given by Tenant pursuant to either clause (i) or clause (iii) above shall be accompanied by Tenant’s audited financial statements for the two most recent twelve month periods, inclusive of Tenant’s most current balance sheet; should such statements reveal that Tenant’s operating cash flow over the 12 month period ending the end of the calendar quarter closest to such  date was less than $100,000,000.00, then Landlord shall have no obligation to lease the Designated Space to Tenant and may instead lease same to a third party.  In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not less than ninety-five percent (95%) of those Economic Terms proposed by Tenant.  Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 15 days.  Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy. Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to any extension or expansion rights previously granted to any third party tenant in the First Right Space as long as such right was contained in such third party tenant’s lease for the First Right Space which is in effect on the date of Landlord’s acquisition of the First Right Space, , and Landlord shall in no event be obligated to initiate this First Right prior to leasing any portion of the First Right Space to the then-current tenant whose lease provides for such extension or expansion rights.  Tenant’s First Right also shall be subject to any extension of expansion rights which may be granted by Landlord after Landlord’s acquisition of the First Right Space to any third party tenant in the First Right Space after Tenant has elected not to lease such First Right Space.  Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with a Permitted Transfer of this Lease as described in Section 9.1(e) of this Lease).  Any other attempted assignment or transfer shall be void and of no force or effect. Time is specifically made of the essence of this Section.

8.                   TENANT’S SECURITY POLICIES, PROCEDURES AND EQUIPMENT.  Tenant shall have the right, at its sole discretion and expense, to install its own electronic security systems within the Premises, including card key and CCTV system (“Tenant’s Security Systems”), provided that any portions of Tenant’s Security Systems visible from the exterior of the Premises shall be subject to the reasonable approval of Landlord as to appearance and conformity with the architectural integrity of the Buildings, and provided further that Landlord shall reasonably approve the operating attributes of the Tenant’s Security Systems.  Tenant shall remove the Tenant’s Security Systems from the Premises and shall repair all damage to the Buildings occasioned thereby prior to the Expiration Date or earlier termination of this Lease.

4

EXHIBIT G-1

SIGNAGE PROGRAM

PATHLINE PARK
PROOFPOINT SIGNAGE

ALL WORK TO COMPLY WITH THE 2013 CALIFORNIA BUILDING CODE (CBC), 2013 CALIFORNIA ELECTRICAL CODE (CEC) AND THE 2013 CALIFORNIA ENERGY CODE (TITLE 24)

TFN ARCHITECTURAL SIGNAGE
3411 LAKE CENTER DRIVE, SANTA ANA, CA 92704 P 714.556.0990 F 714.850.4888

JOB NUMBER:	
18SALE	
DATE: 10-17-18	SHEET NAME: COVER

1

COLOR SCHEDULE

COLOR NAME		MATERIAL	FINISH	COLOR TO MATCH	NOTES
P1	BLACK	PAINT	SATIN	CORPORATE COLORS	
P2	GRAY	PAINT	SATIN	CORPORATE COLORS	
V1	BLACK	VINYL	PERFORATED	3M DUAL COLOR 3635-210	

NOTES AND SPECIFICATIONS

1. 5" DEEP FABRICATED, PAINTED ALUM. CHANNEL LETTER W/ TRANS. ACR. FACE & INTERNAL LED LIGHTING. FACE TO HAVE DUAL COLOR PERFORATED VINYL APPLIED TO FIRST SURFACE TO LIGHT WHITE AT NIGHT. LETTERS TO BE MECHANICALLY FASTENED TO ACCENT SUPPORT RAIL.
2. 4 1/2" X 6" DEEP FABRICATED PAINTED ALUM. SUPPORT RAIL TO MATCH BUILDING FRAME OR MULLION COLOR. ATTACHMENT OF RAIL TO BUILDING TBD.

FACES V1 1
RETURNS P1
16'-4"
2'-4"
proofpoint
2'-6"
4 1/2"
3 1/4"
2 P2

1 ELEVATION - BUILDING 9 - SOUTH
SCALE: 3/32" = 1'-0"

PS D
9
10
TRUE N
N

2 PARTIAL SITE PLAN
SCALE: NTS

TFN ARCHITECTURAL SIGNAGE
3411 LAKE CENTER DRIVE, SANTA ANA, CA 92704 P 714.556.0990 F 714.850.4888

THE DATA IN THIS DOCUMENT MAY INCORPORATE PROPRIETARY RIGHTS OF THE CLIENT. ANY PARTY ACCEPTING THIS DOCUMENT DOES SO IN CONFIDENCE AND AGREES THAT IT SHALL NOT BE DUPLICATED IN WHOLE OR IN PART, NOR DISCLOSED TO OTHERS, WITHOUT THE WRITTEN CONSENT OF THE CLIENT. CONTRACTOR SHALL VERIFY ALL CONDITIONS ON THE JOB SITE AND NOTIFY THE PROJECT ENGINEER OF ANY VARIATIONS FROM THE DIMENSIONS SHOWN ON THESE DRAWINGS BEFORE PROCEEDING WITH ANY CONSTRUCTION. WRITTEN DIMENSIONS TO SET PRECEDENCE OVER SCALED DRAWINGS.

PROJECT NAME: PATHLINE PARK	SHEET TITLE: SIGN TYPE PP-1.1; CHANNEL LETTERS	DRAWN BY: BRENDAN FOX	REVISIONS: △ Name: ____ Date: ____ △ Name: ____ Date: ____	☐ Approved ☐ Approved As Noted ☐ Revise & Resubmit APPROVED BY:	
PROJECT LOCATION: *	JOB NUMBER: SALE18	START DATE: 10-17-18	△ Name: ____ Date: ____ △ Name: ____ Date: ____	SHEET NUMBER: PP-1.0

1

16'-4"
2'-4"
proofpoint
EQ.
2'-6"
4 1/2"
EQ.
3 1/2"

1 **ELEVATION - BUILDING 9 - WEST**
SCALE: 3/32" = 1'-0"

PS D
9
10
TRUE
N
N

2 **PARTIAL SITE PLAN**
SCALE: NTS

TFN ARCHITECTURAL SIGNAGE
3411 LAKE CENTER DRIVE, SANTA ANA, CA 92704 P 714.556.0990 F 714.850.4888

THE DATA IN THIS DOCUMENT MAY INCORPORATE PROPRIETARY RIGHTS OF THE CLIENT. ANY PARTY ACCEPTING THIS DOCUMENT DOES SO IN CONFIDENCE AND AGREES THAT IT SHALL NOT BE DUPLICATED, IN WHOLE OR IN PART, NOR DISCLOSED TO OTHERS, WITHOUT THE WRITTEN CONSENT OF THE CLIENT. CONTRACTOR SHALL VERIFY ALL CONDITIONS ON THE JOB SITE AND NOTIFY THE PROJECT ENGINEER OF ANY VARIATIONS FROM THE DIMENSIONS SHOWN ON THESE DRAWINGS BEFORE PROCEEDING WITH ANY CONSTRUCTION. WRITTEN DIMENSIONS TO SET PRECEDENCE OVER SCALED DRAWINGS.

PROJECT NAME: PATHLINE PARK	SHEET TITLE: SIGN TYPE PP-1.1; CHANNEL LETTERS	DRAWN BY: BRENDAN FOX	REVISIONS: △ Name: ______ Date: ______ △ Name: ______ Date: ______	☐ Approved ☐ Approved As Noted ☐ Revise & Resubmit APPROVED BY: ______
PROJECT LOCATION: *	JOB NUMBER: SALE18	START DATE: 10-17-18	△ Name: ______ Date: ______ △ Name: ______ Date: ______	SHEET NUMBER: PP-1.1

2

16'-4"
2'-4"
2'-6"
4 1/2"
3 1/2"
proofpoint

1 ELEVATION - BUILDING 10 - EAST
SCALE: 3/32" = 1'-0"

PS D
9
10
TRUE
N
N

2 PARTIAL SITE PLAN
SCALE: NTS

TFN ARCHITECTURAL SIGNAGE
3411 LAKE CENTER DRIVE, SANTA ANA, CA 92704 P 714.556.0990 F 714.850.4888

THE DATA IN THIS DOCUMENT MAY INCORPORATE PROPRIETARY RIGHTS OF THE CLIENT. ANY PARTY ACCEPTING THIS DOCUMENT DOES SO IN CONFIDENCE AND AGREES THAT IT SHALL NOT BE DUPLICATED, IN WHOLE OR IN PART, NOR DISCLOSED TO OTHERS, WITHOUT THE WRITTEN CONSENT OF THE CLIENT. CONTRACTOR SHALL VERIFY ALL CONDITIONS ON THE JOB SITE AND NOTIFY THE PROJECT ENGINEER OF ANY VARIATIONS FROM THE DIMENSIONS SHOWN ON THESE DRAWINGS BEFORE PROCEEDING WITH ANY CONSTRUCTION. WRITTEN DIMENSIONS TO SET PRECEDENCE OVER SCALED DRAWINGS.

PROJECT NAME: PATHLINE PARK	SHEET TITLE: SIGN TYPE PP-1.1: CHANNEL LETTERS	DRAWN BY: BRENDAN FOX	REVISIONS: Name: Date: / Name: Date:	☐ Approved ☐ Approved As Noted ☐ Revise & Resubmit APPROVED BY:
PROJECT LOCATION: -	JOB NUMBER: SALE18	START DATE: 10-17-18	Name: Date: / Name: Date:	SHEET NUMBER: PP-1.2

3

16'-4"
2'-4"
2'-6"
4 1/2"
3 1/2"
proofpoint

1 ELEVATION - BUILDING 10 - SOUTH

SCALE: 3/32" = 1'-0"

PS D
9
10
TRUE
N
N

2 PARTIAL SITE PLAN

SCALE: NTS

TFN ARCHITECTURAL SIGNAGE
3411 LAKE CENTER DRIVE, SANTA ANA, CA 92704 P 714.556.0990 F 714.850.4888

PROJECT NAME: PATHLINE PARK	SHEET TITLE: SIGN TYPE PP-1.1; CHANNEL LETTERS	DRAWN BY: BRENDAN FOX	REVISIONS: Name: ____ Date: ____	Approved / Approved As Noted / Revise & Resubmit	APPROVED BY: ____
PROJECT LOCATION: -	JOB NUMBER: SALE18	START DATE: 10-17-18	Name: ____ Date: ____ / Name: ____ Date: ____ / Name: ____ Date: ____	SHEET NUMBER: PP-1.3

4

NOTES AND SPECIFICATIONS

1. FABRICATED & PAINTED INTERNALLY ILLUMINATED ALUMINUM CABINET W/ ILLUMINATED 1/2" PROUD CLEAR PUSH-THRU ACRYLIC COPY W/ PAINTED ALUMINUM FACES.

5'-0 1/2"
4'-0"
(MAX. SIGN AREA)
1
925
W. MAUDE
proofpoint
1'-7"
6 1/2"
6"
12'-6"
9 7/8"

B1.1 QTY: 1

1 ELEVATION (TYP.) - DOUBLE SIDED BUILDING 9
SCALE: 3/8" = 1'-0"

5'-0 1/2"
4'-0"
(MAX. SIGN AREA)
1
625
N. MARY
proofpoint
1'-7"
6 1/2"
6"
12'-6"
9 7/8"

B1.2 QTY: 1

2 ELEVATION (TYP.) - DOUBLE SIDED BUILDING 10
SCALE: 3/8" = 1'-0"

1'-10"
1'-5"
1/2"

3 SIDE VIEW (TYP.)
SCALE: 3/8" = 1'-0"

B1.1
PS D
9
10
B1.2
TRUE
N
N

4 PARTIAL SITE PLAN
SCALE: NTS

TFN ARCHITECTURAL SIGNAGE
3411 LAKE CENTER DRIVE, SANTA ANA, CA 92704 P 714.556.0990 F 714.850.4888

THE DATA IN THIS DOCUMENT MAY INCORPORATE PROPRIETARY RIGHTS OF THE CLIENT. ANY PARTY ACCEPTING THIS DOCUMENT DOES SO IN CONFIDENCE AND AGREES THAT IT SHALL NOT BE DUPLICATED IN WHOLE OR IN PART, NOR DISCLOSED TO OTHERS, WITHOUT THE WRITTEN CONSENT OF THE CLIENT. CONTRACTOR SHALL VERIFY ALL CONDITIONS ON THE JOB SITE AND NOTIFY THE PROJECT ENGINEER OF ANY VARIATIONS FROM THE DIMENSIONS SHOWN ON THESE DRAWINGS BEFORE PROCEEDING WITH ANY CONSTRUCTION. WRITTEN DIMENSIONS TO SET PRECEDENCE OVER SCALED DRAWINGS.

PROJECT NAME: PATHLINE PARK	SHEET TITLE: SIGN TYPE B1; MONUMENT	DRAWN BY: BRENDAN FOX	REVISIONS: Name: ____ Date: ____ / Name: ____ Date: ____ / Name: ____ Date: ____ / Name: ____ Date: ____	☐ Approved ☐ Approved As Noted ☐ Revise & Resubmit APPROVED BY:
PROJECT LOCATION: -	JOB NUMBER: SALE18	START DATE: 10-17-18		SHEET NUMBER: PP-1.4-B1

5

NOTES AND SPECIFICATIONS

1. FABRICATED & PAINTED INTERNALLY ILLUMINATED ALUMINUM CABINET W/ ILLUMINATED 1/4" PROUD CLEAR PUSH-THRU ACRYLIC COPY W/ PAINTED ALUMINUM FACES.

2'-3 1/2"
2'-0"
(MAX. SIGN AREA)
1
925
proofpoint
1'-8"
9"
2'-1"
6'-0"
1'-0"
1'-3"
B2.1
B2.2
B2
QTY:2

1 ELEVATION (TYP.) - SINGLE SIDED BUILDING 9
SCALE: 3/8" = 1'-0"

2'-3 1/2"
2'-0"
(MAX. SIGN AREA)
1
625
proofpoint
1'-8"
9"
2'-1"
6'-0"
1'-0"
1'-3"
B2.3
B2.4
B2
QTY:2

2 ELEVATION (TYP.) - SINGLE SIDED BUILDING 10
SCALE: 3/8" = 1'-0"

8 1/2"
4 1/4"

3 SIDE VIEW (TYP.)
SCALE: 3/8" = 1'-0"

PS D
9
10
TRUE
N
N

4 PARTIAL SITE PLAN
SCALE: NTS

TFN ARCHITECTURAL SIGNAGE
3411 LAKE CENTER DRIVE, SANTA ANA, CA 92704 P 714.556.0990 F 714.850.4888

THE DATA IN THIS DOCUMENT MAY INCORPORATE PROPRIETARY RIGHTS OF THE CLIENT. ANY PARTY ACCEPTING THIS DOCUMENT DOES SO IN CONFIDENCE AND AGREES THAT IT SHALL NOT BE DUPLICATED, IN WHOLE OR IN PART, NOR DISCLOSED TO OTHERS, WITHOUT THE WRITTEN CONSENT OF THE CLIENT. CONTRACTOR SHALL VERIFY ALL CONDITIONS ON THE JOB SITE AND NOTIFY THE PROJECT ENGINEER OF ANY VARIATIONS FROM THE DIMENSIONS SHOWN ON THESE DRAWINGS BEFORE PROCEEDING WITH ANY CONSTRUCTION. WRITTEN DIMENSIONS TO SET PRECEDENCE OVER SCALED DRAWINGS.

PROJECT NAME: PATHLINE PARK	SHEET TITLE: SIGN TYPE B2; MONUMENT	DRAWN BY: BRENDAN FOX
PROJECT LOCATION: -	JOB NUMBER: SALE18	START DATE: 10-17-18

REVISIONS:
Name: ______ Date: ______
Name: ______ Date: ______
Name: ______ Date: ______
Name: ______ Date: ______

☐ Approved ☐ Approved As Noted
☐ Revise & Resubmit
APPROVED BY: ______

SHEET NUMBER: PP-1.5-B2

6

EXHIBIT H

LANDLORD’S DISCLOSURES

Landlord has provided to Tenant a copy of the “Pathline Park Phase 3 Environmental Conditions Summary, 570, 575 and 580 Maude Court, 948 Benecia Avenue and 615 N. Mary Avenue, Sunnyvale, California,” prepared by West Environmental Services and Technology, dated September 28, 2018.

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EXHIBIT I

LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

                                                        LLC

550 NEWPORT CENTER DRIVE

NEWPORT BEACH, CA 92660

ATTN: SENIOR VICE PRESIDENT FINANCE

OFFICE PROPERTIES

APPLICANT:

AMOUNT:                           US $                (                    AND      /100 U.S. DOLLARS)

EXPIRATION DATE:                         ONE YEAR FROM LC ISSUANCE (WITH YEARLY AUTO-

EXTENSION AS SET FORTH BELOW)

LOCATION:                                              SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF       IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.              THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.    BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

“THE “LANDLORD” UNDER THE LEASE PURSUANT TO WHICH THIS LETTER OF CREDIT WAS ISSUED IS AUTHORIZED TO DRAW UPON THIS LETTER OF CREDIT IN THE AMOUNT OF THE ACCOMPANYING DRAFT ACCORDING TO THE TERMS OF ITS LEASE AGREEMENT WITH THE ACCOUNT PARTY AS “TENANT”.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND DECEMBER 31, 2031. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER

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FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE SUBMITTED IN PERSON OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

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EXHIBIT A TO LETTER OF CREDIT

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.              DATE: ISSUANCE DATE OF DRAFT.

2.              REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.              PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE

SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.              US$: AMOUNT OF DRAWING IN FIGURES.

5.              USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.              LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.              DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.              BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.              AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                              .

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EXHIBIT B TO LETTER OF CREDIT

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS
RETURNED HEREWITH, AND WE ASK YOU TO
ENDORSE THE TRANSFER ON THE REVERSE	(BENEFICIARY’S NAME)
THEREOF, AND FORWARD IT DIRECTLY TO THE
TRANSFEREE WITH YOUR CUSTOMARY NOTICE	By:
OF TRANSFER.SIGNATURE AUTHENTICATED
Printed Name:
The names(s), title(s), and signature(s) conform to
that/those on file with us for the company and the	Title:
signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, Zip Code)

(Print Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

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EXHIBIT J

SURVEY FORM

THE IRVINE COMPANY OFFICE PROPERTIES

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on the Project.  Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises.  Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.  When completed, the form should be sent to the following address:

PATHLINE LLC MANAGEMENT OFFICE

5451 Great America Parkway, Suite 201

Santa Clara, CA  92617

Your cooperation in this matter is appreciated.  If you have any questions, please call your property manager at (949) 720-4400 for assistance.

1.                   GENERAL INFORMATION.

Name of Responding Company:
Check all that apply: Tenant ☐ Contractor ☐
Prospective ☐ Existing ☐

Mailing Address:
Contact person & Title:
Telephone Number: ( )

Current TIC Tenant(s):
Address of Lease Premises:
Length of Lease or Contract Term:

Prospective TIC Tenant(s):
Address of Leased Premises:
Address of Current Operations:

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted.  Existing tenants and contractors should describe any proposed changes to ongoing operations.

2.                                      HAZARDOUS MATERIALS.  For the purposes of this Survey Form, the term “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law.  The term does not include wastes which are intended to be discarded.

2.1                               Will any hazardous materials be used or stored on site?

Chemical Products	Yes	☐	No	☐
Biological Hazards/Infectious Wastes	Yes	☐	No	☐
Radioactive Materials	Yes	☐	No	☐
Petroleum Products	Yes	☐	No	☐

2.2                               List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity

2.3                               Is any underground storage of hazardous materials proposed or currently conducted on the premises?

Yes ☐   No  ☐

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

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3.                                      HAZARDOUS WASTE.  For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1                               List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials	Location and Method of Storage	Quantity

3.2                               Describe the method(s) of disposal (including recycling) for each waste.  Indicate where and how often disposal will take place.

Hazardous Materials	Location and Method of Storage	Disposal Method

3.3                               Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premises?

Yes ☐   No  ☐

If so, please describe any existing or proposed treatment methods.

3.4                     Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.                                            SPILLS

4.1                     During the past year, have any spills or releases of hazardous materials occurred on the premises?

Yes   ☐        No  ☐

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2                     Were any agencies notified in connection with such spills?

Yes   ☐        No ☐

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3                     Were any clean-up actions undertaken in connection with the spills?

Yes   ☐        No   ☐

If so, briefly describe the actions taken.  Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.                                            WASTEWATER TREATMENT/DISCHARGE

5.1                     Do you discharge industrial wastewater to:

storm drain?	sewer?
surface water?	no industrial discharge

5.2                     Is your industrial wastewater treated before discharge?

Yes   ☐   No   ☐

If yes, describe the type of treatment conducted.

5.3           Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

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6.                   AIR DISCHARGES.

6.1                   Do you have any air filtration systems or stacks that discharge into the air?

Yes   ☐        No   ☐

6.2          Do you operate any equipment that requires air emissions permits?

Yes   ☐        No   ☐

6.3          Attach copies of any air discharge permits pertaining to these operations.

7.                   HAZARDOUS MATERIALS DISCLOSURES.

7.1                     Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time?

Yes   ☐        No  ☐

7.2                     Has your company prepared a Hazardous Materials Disclosure — Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements?

Yes   ☐        No   ☐

If so, attach a copy.

7.3                     Are any of the chemicals used in your operations regulated under Proposition 65?

Yes   ☐        No   ☐

If so, describe the procedures followed to comply with these requirements.

7.4                     Is your company subject to OSHA Hazard Communication Standard Requirements?

Yes   ☐        No   ☐

If so, describe the procedures followed to comply with these requirements.

8.                                                  ANIMAL TESTING.

8.1                     Does your company bring or intend to bring live animals onto the premises for research or development purposes?

Yes   ☐        No   ☐

If so, describe the activity.

8.2                     Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes?

Yes   ☐        No   ☐

If so, describe the activity.

9.                                                  ENFORCEMENT ACTIONS, COMPLAINTS.

9.1                     Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety?

Yes   ☐        No   ☐

If so, describe the actions and any continuing obligations imposed as a result of these actions.

9.2                     Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety?

Yes   ☐        No   ☐

9.3                     Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you?

Yes   ☐        No   ☐

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9.4                   If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

By:
Name:
Title:
Date:

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EXHIBIT X

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the “Tenant Improvements” (as defined below) in and to the Premises, which shall consist of all interior improvements in and to the Premises over and above the “Base Building” improvements to be constructed by Landlord (and as defined and provided for in Section 1 of this Work Letter below).  All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Sections of the Lease to which this Work Letter is attached as Exhibit X and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Work Letter.  All initially capitalized words not separately defined herein shall have the meaning given to such words in the Lease.

SECTION 1
LANDLORD’S CONSTRUCTION OF THE BASE BUILDING;
ACCESS FOR COMMENCEMENT OF TENANT IMPROVEMENTS; DELAY IN DELIVERY

1.1                      Base Building Construction.  Landlord shall construct, at its sole cost and expense, and without deduction from the Landlord Contribution, the base, shell, and core of each of the Buildings (as applicable to a particular Building, the “Base, Shell and Core” and/or “Base Building”), in accordance with the outline specifications for the Base Building  attached hereto as Schedule 1 (the “Base Building Description”).  Landlord and Tenant acknowledge and agree that, as of the date hereof, the plans to construct each Base, Shell and Core (the “Base Building Plans”) are not in final form.  After the date hereof, Landlord shall continue to prepare the Base Building Plans, which Base Building Plans shall be consistent with the Base Building Description, subject to “Landlord Minor Changes” (as defined below).

1.2                      Landlord Minor Changes.  Landlord hereby reserves the right to modify the Base Building Description and Base Building Plans, provided that such modifications (A) are required to comply with applicable Laws, (B) relate to areas of the Project located outside of the Buildings, or (C) will not (i) materially and adversely affect Tenant’s permitted use of the Premises and the Project, or the ground floor lobbies of the Buildings, or (ii) require material changes to any Construction Drawings (as defined in Section 3.1 below) previously approved by Landlord and Tenant, that would materially increase the costs of, or delay the performance of, constructing the Tenant Improvements (collectively, “Landlord Minor Changes”).  Landlord will provide Tenant written notice of any Landlord Minor Changes.  If Landlord makes any Landlord Minor Changes after Tenant has prepared its final construction drawings set, Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in changing the drawings set to reflect the Landlord Minor Changes.

1.3                      License for Tenant Improvement Work and Delivery Conditions — Tenant’s Contractor Is Base Building Contractor.  If the general contractor (“Tenant’s Contractor”) for the Tenant Improvements is the general contractor (“Base Building Contractor”) constructing the Base, Shell and Core of each Building, the following shall apply:

1.3.1                      Landlord shall permit Tenant and its agents to enter each Building in order that Tenant may perform any work to be performed by Tenant hereunder promptly following the date (“Early Delivery Condition Date”) on which the “Early Delivery Condition” (as defined in Schedule 2 hereto) is achieved for both Buildings.

1.3.2                      Landlord currently estimates that the Early Delivery Date will occur by April 1, 2020.  If, for any reason whatsoever, the Early Delivery Condition Date has not occurred by April 1, 2020, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage.  Notwithstanding the foregoing, if the Early Delivery Date has not occurred on or before the Outside Early Delivery Date (defined below), Tenant shall be entitled to a rent abatement following the Commencement Date of one day’s Basic Rent for every day in the period beginning on the Outside Early Delivery Date and ending on the Early Delivery Condition Date.  Notwithstanding anything to the contrary in the foregoing, if the Early Delivery Date has not occurred on or before the Outside Early Delivery Date, in lieu of the rent abatement set forth in the preceding sentence, Landlord shall have the right to modify and accelerate the construction schedule for the Tenant Improvements, in coordination with Tenant and Tenant’s Contractor, so that the scheduled completion date for the Tenant Improvements will be 180 days after the Outside Early Delivery Date provided that Landlord agrees to pay the additional charges of the Tenant’s Contractor for such modification to the construction schedule for the Tenant Improvements.  By way of example, (a) if the Outside Early Delivery Date remains June 1, 2020, (b) the Early Delivery Date occurs after such date, and (c) Landlord elects to modify the construction schedule for the Tenant Improvements and agrees to pay the additional costs therefor as provided above, such schedule would be modified to provide that the completion date for the Tenant Improvements will be November 28, 2020 (i.e., 180 days after June 1, 2020).  The “Outside Early Delivery Date” shall mean June 1, 2020.  Landlord and Tenant acknowledge and agree that (i) the determination of the Early Delivery Date shall take into consideration the effect of any “Tenant Delays” (as defined in Section 1.8 below), and (ii) the Outside Early Delivery Date shall be postponed by the number of days the Delivery Condition is delayed due to events of force majeure (which force majeure delays shall not exceed 270 days in the aggregate).

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1.4                      License for Tenant Improvement Work and Delivery Conditions — Tenant’s Contractor Is Not Base Building Contractor.  If Tenant’s Contractor is not the Base Building Contractor, the following provisions shall apply:

1.4.1                      Landlord shall permit Tenant and its agents to enter each Building in order that Tenant may perform any work to be performed by Tenant hereunder promptly following the date (“Delivery Condition Date”) on which the “Delivery Condition” (as defined in Schedule 3 hereto) is achieved for each respective Building.

1.4.2                      Landlord currently estimates that the Delivery Condition Date will occur for Building 9 by July 1, 2020, and that the Delivery Condition Date will occur for Building 10 by August 1, 2020.  If, for any reason whatsoever, the Delivery Condition Date has not occurred by the applicable date set forth above for either or both Buildings, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage.  Notwithstanding the foregoing, if the Delivery Condition Date for a Building has not occurred on or before the applicable “Outside Delivery Date” (defined below), Tenant shall be entitled to a rent abatement following the Commencement Date of one day’s Basic Rent with respect to such Building for every day in the period beginning on the Outside Delivery Date and ending on the date on which the Delivery Condition Date occurs with respect to the applicable Building.  Notwithstanding anything to the contrary in the foregoing, if the Delivery Date has not occurred on or before the Outside Delivery Date, in lieu of the rent abatement set forth in the preceding sentence, Landlord shall have the right to modify and accelerate the construction schedule for the Tenant Improvements, in coordination with Tenant and Tenant’s Contractor, so that the scheduled completion date for the Tenant Improvements will be 180 days after the Outside Delivery Date provided that Landlord agrees to pay the additional charges of the Tenant’s Contractor for such modification to the construction schedule for the Tenant Improvements.  The “Outside Delivery Date” shall mean (a) September 1, 2020, with respect to Building 9, and (b) October 1, 2020, with respect to Building 10.  Landlord and Tenant acknowledge and agree that (i) the determination of the Delivery Condition Date shall take into consideration the effect of any “Tenant Delays,” and (ii) the Outside Delivery Date shall be postponed by the number of days the Delivery Condition is delayed due to events of force majeure (which force majeure delays shall not exceed 270 days in the aggregate).

1.5                      Terms of License.  All of the provisions of this Lease shall apply to any activity of Tenant, its agents and contractors in the Premises prior to the Commencement Date, except for the obligation of Tenant to pay rent.

1.6                      Acknowledgement Regarding Delivery Conditions.  The parties acknowledge and agree that the Early Delivery Condition and the Delivery Condition do not reflect all work necessary to cause the Buildings to be in substantially completed Base, Shell and Core condition.  As such, Landlord shall continue to be obligated to perform additional construction after the completion of the Early Delivery Condition or Delivery Condition, as applicable, to cause the Buildings to be in “Final Condition” (as defined below).  From and after the Early Delivery Date or Delivery Date (as applicable), neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors or consultants, and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective employees, vendors, contractors, and consultants to work in harmony with and to mutually coordinate and cooperate with the other’s employees, vendors, contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party’s work.  Notwithstanding the foregoing, in the event of any irreconcilable conflict between the work of Landlord’s workers, mechanics and contractors and the work of Tenant’s workers, mechanics and contractors, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Tenant’s remaining work as necessary to avoid the conflict or interference.

1.7                      Final Condition.  The “Final Condition” shall be deemed to have occurred when both of the following have occurred: (1) the Base, Shell and Core for both Buildings have been substantially completed in accordance with the Base Building Plans (as the same may be modified in accordance with the terms and conditions of this Work Letter), and Landlord’s architect has certified in writing that the Base, Shell and Core have been completed in accordance with the Base Building Plans, with the exception of any punch list items, (2) all necessary governmental inspections of the Base, Shell and Core for both Buildings have been obtained and approved, and the City of Sunnyvale has signed off on the permit cards for the Base, Shell and Core for both Buildings, (3) all utilities systems serving the Buildings, the elevators serving the Buildings, the life safety support systems serving the Buildings (including fire sprinklers and safety auditory systems), all heating, ventilating and air conditioning systems and all mechanical, electrical and plumbing systems serving the Buildings, except to the extent such items may be included in the Tenant Improvements, have been installed and are operating; (4) the Buildings are in such a state of completion that, upon completion of the Tenant Improvements, the requirements necessary to obtain approval for occupancy of the Premises from applicable governmental authorities (including approval from the Building Department and Fire Department of the City of Sunnyvale for Tenant to occupy the Premises) have been satisfied; and (5) the “Site Planning” work (parking structure, roadways, sidewalks, Project lighting, plaza area, and landscaping) described in Schedule 1 of this Work Letter is completed to the extent necessary to obtain approval for occupancy of the Premises from applicable governmental authorities (including approval from the Building Department and Fire Department of the City of Sunnyvale for Tenant to occupy the Premises) upon completion of the Tenant Improvements.  The “Final Condition Date” shall be the earlier of (a) the date on which Final Condition occurs, or (b) the date on which Final Condition would have occurred but for Tenant Delays.  If the Final Condition Date has not occurred on or before the Required Completion Date (defined below), Tenant

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shall be entitled to a rent abatement following the Commencement Date of one day’s Basic Rent for every day in the period beginning on the Required Completion Date and ending on the Final Condition Date.  In addition, if the Final Condition Date has not occurred by the Outside Final Condition Date (as defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before 10 business days after the Required Completion Date.  In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid Rent and Security Deposit, if any, previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under this Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease.  The “Required Completion Date” shall mean December 21, 2020.  The “Outside Required Completion Date” shall mean March 31, 2021.  Landlord and Tenant acknowledge and agree that (i) the determination of the Final Condition Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the Final Condition is delayed due to events of force majeure (which force majeure delays shall not exceed 270 days in the aggregate).

1.8                      Tenant Delays.  As used herein, the term “Tenant Delay” shall mean any of the following that is not cured within one (1) business day after Tenant’s receipt of written notice thereof from Landlord (i) the failure of Tenant to timely approve or disapprove any matter requiring Tenant’s approval relating to the construction of any Base, Shell and Core; (ii) interference by Tenant, its agents or other Tenant Parties with the substantial completion of either Base, Shell and Core, (iii) Tenant’s physical alteration of the items of either Base, Shell and Core or Tenant’s failure to complete or construct any portion of the Tenant Improvements (a “Tenant Improvement Requirement”), the lack of which Tenant Improvement Requirement interferes with Landlord’s ability to cause the Early Delivery Condition, Delivery Condition or Final Condition to occur, or adversely affects Landlord’s ability to obtain all approvals and permits from the appropriate governmental authorities required for Tenant’s commencement of construction of the Tenant Improvements for Base, Shell and Core for either Building, and (iv) any actual delay resulting from any error in the design of the Tenant Improvements (including if the same do not comply with applicable Laws).

1.9                      Landlord Delays.  As used herein, the term “Landlord Delay” shall mean any of the following that is not cured within one (1) business day after Landlord’s receipt of written notice thereof from Tenant:  (i) the failure of Landlord to timely approve or disapprove any matter requiring Landlord’s approval relating to the construction of the Tenant Improvements; (ii) interference by Landlord, its agents, contractors with substantial completion of the Tenant Improvements, including, without limitation, failure to complete any portion of the Base, Shell and Core where such failure interferes with Tenant’s ability to install any component of the Tenant Improvements, so to the extent that such failure actually delays completion of the Tenant Improvements by the Commencement Date; and (iii) any delay in the issuance by the City of Sunnyvale of the building permit(s) or a temporary or final certificate of occupancy for the Tenant Improvements due to any violation of applicable Laws with respect to the Base, Shell and Core of either Building.

1.10               Calculation of Delay.  At each periodic on-site work review meeting for the Base, Shell and Core Work and the Tenant Improvements, Landlord and Tenant through their respective designated construction representative, shall account for and allocate all Landlord Delays, Tenant Delays and force majeure delays.  If Landlord and Tenant, through their respective designated construction representatives, are unable to agree on the allocation of Landlord Delays, Tenant Delays and force majeure delays, then promptly following the Commencement Date such dispute shall be resolved in accordance with the provisions of Section 14.7(b) of the Lease.

1.11               Termination and Surrender of Possession of Existing Tenant.  The land on which the Buildings are to be constructed is improved with a building and associated improvements (“Existing Improvements”) which are occupied by an existing tenant (“Existing Tenant”).  The Existing Improvements will be demolished as part of the development of the Premises and the Project.  The Existing Tenant’s lease is scheduled to expire June 30, 2019, and Landlord is negotiating with the Existing Tenant for the early termination of such lease and the surrender of possession of the Existing Improvements by the Existing Tenant on or before March 31, 2019.  The Outside Early Delivery Date, the Outside Delivery Date, the Required Condition Date and the Outside Required Condition Date (each a “Target Date”) have been determined based on the termination of the Existing Tenant’s lease and its surrender of possession on or before March 31, 2019.  If the lease with the Existing Tenant is not terminated by March 31, 2019, and/or the Existing Tenant does not surrender possession of the Existing Improvements on or before such date, each Target Date shall be extended day for day for every day in the period commencing on March 31, 2019, to the date on which the Existing Tenant’s lease expires or is terminated and the Existing Tenant surrenders possession of the Existing Improvements.

1.12               Construction of Base, Shell and Core.  The Base, Shell and Core shall be constructed in accordance with the Base Building Plans (as they may be modified by Landlord Minor Changes) and in compliance with all applicable Law, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality.  Tenant’s right to submit a punch list and Landlord’s warranties with respect to the Base, Shell and Core for the Buildings are set forth in Sections 2.3 and 2.4 of the Lease, and nothing in this Work Letter shall be deemed to modify or otherwise conflict with such rights and obligations.  For avoidance of doubt, if Tenant is unable to obtain any required permit or approval because any component of the Base, Shell and Core for either Building is not in compliance with all applicable Law, Landlord shall be responsible to cure the applicable non-compliance of the Base, Shell

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and Core and the Commencement Date shall be delayed by the same number of days the completion of the Tenant Improvements is delayed arising out of Landlord’s cure of the noncompliance.

SECTION 2

TENANT IMPROVEMENTS

2.1                      Landlord Contribution.  Tenant shall be entitled to a one-time Landlord Contribution (the “Landlord Contribution”) in the amount of $18,180,000.00, based on $75.00 per rentable square foot of the Premises, for the costs relating to the initial design, permitting and construction of the improvements, which are permanently affixed to the Premises (the “Tenant Improvements”).  Not less than $50.00 per rentable square foot shall be spent on each floor of the Premises that Tenant constructs.  Landlord shall contribute an amount not to exceed $0.10 per rentable square foot of the Premises (the “Landlord’s Drawing Contribution”) toward the cost of one (1) preliminary space plan to be prepared by “Architect” (as defined in Section 3.1), below, and no portion of the Landlord’s Drawing Contribution, if any, remaining after the completion of the Tenant Improvements shall be payable to or available for use by Tenant.  Tenant shall provide an electronic copy of such preliminary space plan to Landlord promptly following completion of the same.  In no event shall Landlord be obligated to pay a total amount which exceeds the Landlord Contribution and Landlord’s Drawing Contribution.  Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements shall be deemed Landlord’s property upon the expiration or earlier termination of this Lease.  Any unused portion of the Landlord Contribution for which Tenant has not submitted the required documentation pursuant to Section 2.2.2.1 below by the date that is eighteen (18) months after the Final Completion Date shall remain with Landlord and Tenant shall have no further right thereto.

2.2                      Disbursement of the Landlord Contribution.

2.2.1                      Landlord Contribution Items.  Except as otherwise set forth in this Work Letter, the Landlord Contribution shall be disbursed by Landlord only for the following items and costs (collectively the “Landlord Contribution Items”):

2.2.1.1                      Payment of the fees of the “Architect” and the “Engineers” (as those terms are defined in Section 3.1 below) and payment of any third-party fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings” (as defined in Section 3.1 below);

2.2.1.2                      The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3                      The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, (to the extent that either may be passed through to Tenant or are incurred by Tenant), and contractors’ fees and general conditions;

2.2.1.4                      The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct actual and reasonable third-party architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5                      The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6                      The cost of connection of the Premises to the Building’s energy management systems;

2.2.1.7                      The cost of the “Supervisory Fee” (as defined in Section 4.2.2.1 below);

2.2.1.8                      Sales and use taxes and Title 24 fees;

2.2.1.9                      Intentionally omitted; and

2.2.1.10               Any costs and/or expenses incurred in connection with the design, permitting and construction of the Tenant Improvements which are (i) the obligation of Tenant under this Work Letter (but not the purchase price of furniture, fixtures, equipment, or any other items of personal property), or (ii) expressly designated in the Lease as costs and/or expenses which may be deducted from the Landlord Contribution.

2.2.2                      Disbursement of Landlord Contribution.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Landlord Contribution for Landlord Contribution Items and shall authorize the release of monies as follows:

2.2.2.1                      Monthly Disbursements.  On or before the twentieth (20th) day of each calendar month, during the construction of the Tenant Improvements (or such other date as Landlord reasonably may designate) (each, a “Submittal Date”), Tenant shall deliver to Landlord:  (i) a request for payment of the Tenant’s Contractor, approved by Tenant, in a commercially reasonable form

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to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents” (as is defined in Section 4.1.2 below), for labor rendered and materials delivered to the Premises; (iii) final, unconditional mechanic’s lien releases with respect to the work covered by the disbursement request from all of Tenant’s Agents which shall be executed, acknowledged and in recordable form and comply with the appropriate provisions, as reasonably determined by Landlord, of both California Civil Code Section 8134 and either Section 8136 or Section 8138; and (iv) all other information reasonably requested by Landlord; provided, however, with respect to fees and expenses of the Architect, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (i) through (iii), above, of this Work Letter, is not applicable (collectively, the “Exception Items”), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, an invoice of the cost for the applicable Exception Items.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-à-vis Landlord.  Within thirty (30) days of Landlord’s receipt of the request for payment (or, if the request for payment is deficient with respect to clauses (i)-(iv) above, within thirty (30) days of a corrected request for payment), Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Landlord Contribution (not including the Final Retention), provided that no such retention shall be applicable to the fees of the Architect, Engineers, Tenant’s construction or project manager, or other similar consultants.  In the event that Landlord identifies any material non-compliance with the “Approved Working Drawings” (as defined in Section 3.4 below), or any substandard work, Landlord will provide Tenant with a reasonably detailed statement identifying such material non-compliance or substandard work and Tenant shall cause such work to be corrected.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2                      Final Retention.  Subject to the provisions of this Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord (a) paid invoices for all Tenant Improvements and related costs for which the Landlord Contribution is to be disbursed, (b) signed permits for all Tenant Improvements completed within the Premises, (c) final unconditional mechanics lien releases, properly executed, acknowledged and in recordable form and in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, from Tenant’s Contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building (Landlord to provide written notice of such determination to Tenant not later than 45 days after the completion of construction of the Tenant Improvements), (iii) Architect delivers to Landlord a “Certificate of Substantial Completion”, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant delivers to Landlord a “close-out package” in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (v) a CofO is issued to Tenant for the Premises.

2.2.2.3                      Other Terms.  Landlord shall only be obligated to make disbursements from the Landlord Contribution to the extent costs are incurred by Tenant for Landlord Contribution Items.  All Landlord Contribution Items for which the Landlord Contribution has been made available shall be deemed Landlord’s property under the terms of this Lease upon the expiation or earlier termination thereof.  Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Landlord Contribution during the pendency of any of the following:  (i) Landlord has received written notice of any unpaid claims relating to any portion of the work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (ii) there is an unbonded lien outstanding against the Project or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (iii) the conditions to the advance of the Landlord Contribution are not satisfied, or (iv) an event of Default by Tenant exists.  Notwithstanding the foregoing, to the extent that a dispute shall arise as to whether certain amounts of the Landlord Contribution are due and/or payable to Tenant, any amounts which are not the subject of such dispute shall be disbursed by Landlord, subject to the terms of this Work Letter.

2.3                      Building Standards; LEED Standards.  Landlord has established or may establish specifications for certain Building standard components to be used in the construction of the Tenant Improvements in the Premises.  The quality of Tenant Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Building standards.  Landlord may make changes to said specifications for Building standards from time to time.  Tenant shall comply with the LEEDS requirements necessary to obtain the LEED certifications required for the Buildings and Tenant Improvements by the City of Sunnyvale.

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2.4                      Failure to Disburse Landlord Contribution.  If Landlord fails to timely fulfill its obligation to fund any portion of the Landlord Contribution, Tenant shall be entitled to deliver notice (the “Payment Notice”) thereof to Landlord and to any Superior Holders of the Building whose identity and address have been previously provided to Tenant.  If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord’s receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord’s reasons that Landlord believes that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord (“Refusal Notice”), Tenant shall be entitled, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such (20) business day period, which second notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 2.4 OF THE WORK LETTER ATTACHED TO THE LEASE - - FAILURE TO TIMELY PAY THE REQUESTED ALLOWANCE MAY RESULT IN TENANT’S PAYMENT OF THE SAME AND A DEDUCTION FROM RENT UNDER THE LEASE,” pay the same and offset the amount (together with interest at the Default Rate) so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant) from the last day of such twenty (20) business day period until the date of offset, against Tenant’s next obligations to pay Rent.  Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant’s Payment Notice, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice.  However, if Tenant is in Default under the Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such Default is cured.  If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant’s receipt of a Refusal Notice, Tenant may submit such dispute to a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive, in accordance with Section 14.7 of the Lease.  If Tenant prevails in any such reference proceeding, Tenant shall be entitled to apply such award as a credit against Tenant’s obligations to pay Rent; provided, however, in no event shall the amount offset in any month exceed an amount equal to 50% of the Basic Rent scheduled to be paid for such month.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                      Selection of Architect/Construction Drawings.  Tenant shall retain the architect/space planner reasonably approved by Landlord (the “Architect”), which approval shall not be unreasonably withheld, conditioned or delayed, to prepare the “Construction Drawings” (as defined in this Section 3.1 below).  Landlord hereby pre-approves Form 4 as the Architect.  Tenant shall retain engineers reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2                      Final Space Plan.  Tenant shall supply Landlord with an AutoCAD file and one (1) hard copy signed by Tenant of its final space plan (the “Final Space Plan”), along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant’s design intent, for the Premises before any architectural working drawings or engineering drawings have been commenced.  The Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is approved, or, if the Final Space Plan is not reasonably satisfactory or is incomplete in any respect, disapproved, in which event Landlord shall include in its notice of disapproval a reasonably detailed explanation as to which items are not satisfactory or complete and the reason(s) therefor.  If Tenant is so advised that the Final Space Plan is not satisfactory or is incomplete, representatives of both parties shall promptly make themselves available to discuss and resolve any such comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed-upon changes.  In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters.  Such procedures shall be repeated until the Final Space Plan is approved.

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3.3                      Final Working Drawings.  After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  The Final Working Drawings may be submitted in more than one delivery (i.e., architectural/structural drawings in one submission, followed by “MEP” drawings as a separate submission).  Tenant shall supply Landlord with one (1) AutoCAD file and two (2) hard copies signed by Tenant of the Final Working Drawings.  Landlord shall advise Tenant within seven (7) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same are approved, or, if the Final Working Drawings are not reasonably satisfactory or are incomplete in any respect, disapproved, in which event Landlord shall include in its notice of disapproval a reasonably detailed explanation as to which items are not satisfactory or complete and the reason(s) therefor.  If Tenant is so advised that the Final Working Drawings are not satisfactory or are in complete, representatives of both parties shall promptly make themselves available to discuss and resolve any such comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed-upon changes.  In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters.  Such procedure shall be repeated until the Final Working Drawings are approved.  Notwithstanding the foregoing, Tenant may, at Tenant’s sole risk, submit Final Working Drawings to applicable building departments for approval concurrently with its submission to Landlord for approval.

3.4                      Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Tenant Improvements by Tenant.  Subject to the last sentence of Section 3.3 above, after approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the “Permits”).  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate in good faith with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed, and will be governed by Section 3.6 below.  Landlord shall provide any approvals and take any actions required under this Work Letter within the time periods specified herein, or, if no time period is specified, then within five (5) business days.

3.5                      Change Orders.  In the event Tenant desires to materially change the Approved Working Drawings, Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Working Drawings.  Landlord shall, within five (5) business days of receipt of a Drawing Change Notice, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval.  Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant pursuant to this Work Letter; provided, however, that to the extent the Landlord Contribution has not been fully disbursed, such payment shall be made out of the Landlord Contribution subject to the terms of this Work Letter.

3.6                      Deemed Approval.  If Landlord fails to notify Tenant of Landlord’s approval or disapproval of any Construction Drawings within the applicable time period set forth herein, Tenant shall have the right to provide Landlord with a second (2nd) written request for approval (a “Second Request”) that specifically identifies the applicable Construction Drawings and contains the following statement in bold and capital letters:  “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 3.6 OF THE WORK LETTER.  IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE CONSTRUCTION DRAWINGS DESCRIBED HEREIN.”  If Landlord fails to respond to such Second Request within three (3) business days after Landlord’s receipt thereof, the proposed Construction Drawings shall be deemed approved by Landlord.

3.7                      Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in this Lease.

3.8                      Removal of Tenant Improvements.  At the time Tenant requests Landlord’s consent to the Final Working Drawings, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant’s expense, to remove any “Specialty Alterations” (as defined below) and repair any damage caused by such removal.  If Landlord fails to respond within ten (10) business days after Tenant’s submission of the Final Working Drawings, then Tenant may deliver a

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second written notice to Landlord containing the same request as provided above, which second notice shall contain the following provisions in bold, capitalized letters:  “IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS FOLLOWING YOUR RECEIPT OF THIS NOTICE, THEN YOU ARE DEEMED TO HAVE CONSENTED TO THE SPECIALTY ALTERATIONS DESCRIBED IN THIS NOTICE AND TO HAVE AGREED THAT TENANT IS NOT REQUIRED TO REMOVE SUCH SPECIALTY ALTERATIONS AT THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.”.  In such event of Landlord’s deemed consent, Tenant will not be required to remove any such Specialty Alterations described in Tenant’s second notice to Landlord as provided above.  For purposes of this Lease “Specialty Alterations” shall mean any of the following: (a) safes and vaults; (b) specialized flooring (including raised flooring) and/or labs or data centers (for the purpose of this Section 3.8, the 8 to 10 rack network closets to be constructed in each Building as part of the Tenant Improvements shall be considered “data centers”, but Tenant’s removal obligation with respect to such closets shall be limited to removing the racks and taking the power back to the power panel serving such closets); (c) conveyors and dumbwaiters; (d) any improvements which (i) perforate a floor slab in a Building or a wall that encloses/encapsulates the Building Structure of any Building, or (ii) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core); (e) special security equipment; and (f) any other installations, additions, improvements or alterations not typically found in general use office space or requiring over-standard demolition or restoration costs for the removal or restoration thereof.   For avoidance of doubt, in no event shall Tenant be required to remove any component of the Tenant Improvements that are not Specialty Improvements upon the expiration or earlier termination of the Lease.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                      Tenant’s Selection of Contractors.

4.1.1                      Tenant’s Contractor.  Tenant shall retain Tenant’s Contractor to construct the Tenant Improvements.  Landlord hereby approves the Base Building Contractor as Tenant’s Contractor.  Tenant will advise Landlord whether the Base Building Contractor will be Tenant’s Contractor not later than January 15, 2020.  If Tenant’s Contractor is to be other than the Base Building Contractor, such Tenant’s Contractor shall be subject to Landlord’s reasonable approval (such approval to be granted or withheld within five (5) business days following Tenant’s notice to Landlord of its selection of the Tenant’s Contractor), and Tenant shall deliver to Landlord notice of its selection of the Tenant’s Contractor upon such selection.

4.1.2                      Tenant’s Agents.  All subcontractors, laborers, and materialmen used by Tenant (such subcontractors, laborers, and materialmen and the Tenant’s Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Buildings or the Common Areas.

4.2                      Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                      Construction Contract; Cost Budget.  Prior to Tenant’s execution of the construction contract and general conditions with Tenant’s Contractor (collectively, the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed; if Landlord fails to respond to such submission within five (5) business days, Landlord will be deemed to have approved the Contract.  Tenant shall provide Landlord with a copy of the final Contract upon request.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.10 of this Work Letter above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Tenant’s Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).  Prior to the commencement of construction of the Tenant Improvements (as determined on a Building by Building basis), Landlord and Tenant shall determine the amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Landlord Contribution (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements).  Tenant shall pay a percentage of each amount requested by the Tenant’s Contractor or otherwise to be disbursed under this Work Letter, which percentage shall be equal to the percentage that the Over-Allowance Amount bears to the Final Costs (after deducting from the Final Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Landlord Contribution Items incurred prior to the commencement of construction of the Tenant Improvements).  In the event that, after the Final Costs for a portion of the Premises have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements in

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such portion of the Premises shall change, any additional costs for such design and construction in excess of the Final Costs shall be added to the Over-Allowance Amount and the Final Costs, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence.  In connection with any payment of the Over-Allowance Amount be made by Tenant pursuant to this Section 4.2.1, Tenant shall provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Work Letter, above, for Landlord’s reasonable approval, prior to Tenant paying such costs.  Notwithstanding anything set forth in this Work Letter to the contrary, construction of the Tenant Improvements in any portion of the Premises shall not commence until (a) Landlord has approved (or has been deemed to have approved) the Contract, and (b) except as set forth herein, Tenant has procured and delivered to Landlord a copy of all Permits for the applicable Tenant Improvements (provided that Landlord acknowledges that in certain circumstances, the governmental authority responsible for issuing a Permit for certain components of work does not issue such permit on a “formal” basis until substantially after such work has commenced).

4.2.2                      Tenant’s Agents.

4.2.2.1                      Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall be in strict accordance with the Approved Working Drawings.  Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to “Landlord’s Representative” (defined below) and Landlord’s Representative shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are reasonably necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and Tenant shall abide by all reasonable rules made by Landlord’s Representative with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the Base Building Contractor, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.  Tenant shall pay a supervisory fee for coordination of the Tenant Improvements and other services to be performed by Landlord described in Schedule 4 of this Work Letter in an amount equal to the product of (i) two and five-tenths percent (2.5%), and (ii) the Landlord Contribution.

4.2.2.2                      Indemnity.  Tenant’s indemnity of Landlord and Landlord’s indemnity of Tenant, as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or act or omission of Landlord or any Landlord Parties or anyone directly or indirectly employed by any of them, or in connection with Tenant’s or Landlord’s, as the case may be, non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s or Landlord’s, as the case may be, disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3                      Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4                      Insurance Requirements.

4.2.2.4.1  General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease (provided that the limits of liability to be carried by Tenant’s Agents and Tenant’s Contractor shall be in amounts reasonably required for projects of comparable size and complexity by Landlord, which shall be reasonably commensurate with the levels of coverage required by owners of Comparable Buildings).

4.2.2.4.2  Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in the amount of the value of the Tenant Improvements covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in

13

amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Tenant’s Contractor’s equipment is moved onto the site.  If commercially available, all such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance (and in any event Tenant shall promptly notify Landlord of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance).  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord, Landlord’s property management company, Landlord’s asset management company, any Landlord’s Mortgagees, and Tenant, as their interests may appear, as well as Tenant’s Contractor and Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant and Tenant by Landlord under this Lease or Section 4.2.2.2 of this Work Letter and each party’s rights with respect to the waiver of subrogation.  Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3   Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4   Inspection by Landlord.  Tenant shall use reasonable good faith efforts to provide Landlord with reasonable prior notice of any inspection scheduled by Tenant to be performed by a governmental entity in connection with the construction of the Tenant Improvements in order to allow Landlord to be present during such inspection; such notice may be delivered by electronic mail to Landlord’s construction representative described in Section 5.2 of this Work Letter.   Landlord shall have the right, at all reasonable times and upon notice to Tenant’s representative, to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. If Tenant is so advised, representatives of both parties shall promptly make themselves available to discuss and resolve Landlord’s comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed upon changes.  In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters.  Any defects or deviations in the Tenant Improvements from the Tenant Improvements set forth on the Approved Working Drawings, and/or disapproval by Landlord of, the Tenant Improvements with which Tenant agrees shall be rectified by Tenant at no expense to Landlord.  If, after good faith negotiation, the parties still disagree, the matter shall be submitted to arbitration pursuant to Section 4.2.5 below.

4.2.5   Meetings.  Upon the Early Delivery Date or the Delivery Date for the first Building, as applicable, Tenant shall hold regular meetings with the Architect and the Tenant’s Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location in the City of Sunnyvale designated Tenant.  Tenant shall advise Landlord of the schedule for such meetings, and Landlord and/or its agents shall have the right to attend all regularly scheduled weekly meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  Once construction has started, one such meeting each month shall include the review of Tenant’s Contractor’s current request for payment.

4.3                                Notice of Completion; Copy of Record Set of Plans.  Within twenty (20) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of

14

construction, (i) Tenant shall cause the Architect and Tenant’s Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1                      Tenant’s Representative.  Tenant has designated Patrick Sullivan as its sole representative with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is psullivan@proofpoint.com and phone number is (650) 862-6754), who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.

5.2                      Landlord’s Representative.  Landlord has designated Scott McRobie as its sole representative (“Landlord’s Representative”) with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is smcrobie@irvinecompany.com and phone number is (949) 463-4480), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

5.3                      Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                      Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default, beyond applicable notice and cure periods, by Tenant under the Lease or this Work Letter occurs at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Landlord Contribution and/or Landlord may cause the Tenant’s Contractor to cease construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

15

SCHEDULE 1 TO EXHIBIT X

BASE BUILDING DESCRIPTION

SAN FRANCISCO BAY
Golf Course at Moffett Field
Moffett Federal Airfield
Pathline Park Phase 3A
Central Expy
E. Middlefield Rd
Bayshore Fwy
Tasman Dr.
Santa Clara Golf Club
Levi's Stadium
Great America
Lafayette St.
E. Caribbean Dr.
E. Java Dr.
Oaks Ave.
N. Fair
W. Maude Ave.
E Duane Ave.
Stewart Dr.
E. Arques Rd.
W Evelyn Ave.
Central Expy
MOUNTAIN VIEW
SUNNY-VALE
S. Shoreline Blvd.
S. El Monte Ave.
S. Bernardo Ave.
S. Mary Ave.
S. Mathilda Ave.
Sunnyvale Ave.
S. Fair Oaks Ave.
Cuesta Dr.
S. Springer Rd.
Miramonte Ave.
Grant Road
Fremont Ave
Hollenbeck Ave.
Reed Ave.
Monroe St.
Kifer Rd.
Walsh Ave.
Lawrence Expy
Bowers Ave.
San Tomas Expy
Scott Blvd.
SANTA CLARA

Pathline Park: Regional Map

IRVINE COMPANY

October 1, 2018

Page 2

BUILDINGS:

Addresses:

• Building 9:	925 W Maude Avenue, Sunnyvale, CA 94085
• Building 10:	625 N Mary Avenue, Sunnyvale, CA 94085
• Parking Structure D:	950 Benecia Avenue, Sunnyvale, CA 94085

SITE PLANNING:

Site Area:

• Net Site Area:	±8.77 acres (±382,021 SF)
• Office Building Rentable Area:	242,400 RSF
• Floor Area Ratio:	0.63

Site Construction:

•      Asphalt with concrete curbs, integral concrete gutter wherever storm water will collect and flow adjacent to curb.

•      Integral color concrete plazas with varying textures and finishes. The site will include event lawns and public art.

•      Class I bike lockers and Class II bike racks will be provided.

Site Lighting:

•                  LED luminaires are provided along the primary vehicular access driveways and throughout the parking areas, as required by code.

•      LED are provided in pedestrian areas, as required.

•      Outdoor lighting controlled by automated lighting control system.

Outdoor Plaza, Building Edges:

•                  Concrete Paving: Asphalt with concrete curbs and gutters are proposed in parking areas. Decorative concrete, concrete pavers, and stabilized decomposed granite will be utilized at building entries, the Pathline, and courtyards respectively.

•                  Trees: Groves of redwoods will complement mature existing redwoods to be preserved. A mix of regionally-relevant canopy and understory trees will provide seasonal interest and shade throughout the Project.

•                  Planting: Planting will be characterized by a strong spatial strategy of bosque, meadow, hedge, and ground plane treatments.

•                  Irrigation: Domestic water will be used to irrigate the site.

•                  Site Furnishings: Class 1 bicycle lockers, Class 2 bicycle racks, and waste receptacles will be provided.

•      Note: Tenant to provide outdoor furniture.

SITE PLANNING:

Perimeter Edges:

North Mary Avenue, Palomar Avenue, Del Rey Avenue, Benecia Avenue, West Maude Avenue, and Almanor Avenue shall be landscaped with new and existing redwoods. All perimeter edges will include a mix of regionally-relevant canopy and understory trees with a mix of grasses, ground covers, and shrubs.

Parking:

Parking, including accessible parking, will be provided by surface parking and a Parking Structure.

• Parking Ratio:	3.3/1,000

• Uniform Size Parking Spaces:	8’-6” x 18’ -0”
• Accessible Parking Spaces:	9’-0” x 18’-0”
• Electric Vehicle Charging Stations:	25 (Type 2)
• Note: Conduit is provided for 25 additional Electric Vehicle Charging Stations.

Parking Structure:

4-level Parking Garage. Vertical circulation is facilitated through use of one (1) traction elevator and a stairway at each lobby, located at the north and south corner of the structure. Infrastructure at the two points of vehicular entry and exit has been provided to accommodate a gated access control system. No parking assist will be provided. Conduits for parking assist are not pre-installed. LED lighting shall be used.

Parking Structure D serves Buildings 9, 10, and 11.

OFFICE BUILDING:

Overall Dimensions:

Number of 3-story Buildings:	2

Three-story Building Dimensions:	270’-0” x 150’-0”
Three-story Building Height:	57’-2” (top of mech. screen)
Three-story Building Area:	Building 9: 121,200 RSF
Building 10: 121,200 RSF

Floor / Floor Heights:

• First Floor to Second Floor:	16’-0”
• Second Floor to Third Floor	14’-6”
• Top Floor to Roof:	Varies 14’-0” min. to 15’-9”
• Typical Tenant finished Ceiling Height	10’-0”

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 9

Module / Glazing Heights:

Planning module is 5’ on center.

Window openings on upper floors are Floor-to-Ceiling.

Perimeter structural columns occur behind glass.

OFFICE BUILDING EXTERIOR:

Building Envelope

The exterior building envelope consists of a 5’ wide x 14’-6” high unitized curtain wall system with Duranar XL UC57638XL finish.

Vision Glass

Viracon VRE30-38 insulated glazing unit with 4 ¼” x 7” extruded aluminum profiles. STC rating for Viracon’s insulating glass composition is 28-32.

Spandrel

Painted metal panels at the floor lines, and building parapet.

Below each floor line is a painted metal shadow box with insulation behind vision glass and is located at 10’ above finished floor.

Roofing:

Single ply roofing system over concrete filled metal deck. Acoustical concrete pads are not included for the mechanical roof top units.

Mechanical Screen:

Direct Applied Exterior Finish System (DAFS) painted over metal decking.

Ground Floor Entry Areas:

Painted metal clad canopy at ground floor front entry.

Glazing

PPG Starphire glazing set into recessed channels.

Entrance Doors

Starphire glazed balanced pivot doors with stainless steel hardware with panic device and closures.

OFFICE BUILDING CORE INTERIOR:

Main Lobby:

Elevators

Long Grain #4 Stainless Steel elevator doors and frames.

LEED:

Leadership in Energy and Environmental Design:

The Project is registered with the United States Green Building Council’s LEED for Core and Shell rating system, Version 3, and is targeting the Gold certification level.

Tenant will comply with a minimum of LEED Version 4 Gold Commercial Interiors and provide the necessary documentation for Landlord to achieve LEED Version 3 Gold Core & Shell.

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 10

Elevators:

Elevators
Number of Cabs per Building:	Three (3)
Type:	Kone Monospace 700 Gearless
Traction MRL
Speed:	350 feet per minute
Capacity:	4,000 pounds
Cab Dimensions (Passenger):	7’-8” x 5’-4”
Entrance Size:	4’-0” x 8’-0”
Cab Height:	10’-0”
Ceiling Height:	9’-6”
Cab Return and Door:	Long grain Stainless Steel
Cab Floor:	Porcelain Tile
Cab Base:	Long grain Stainless Steel
Cab Walls:	Fabric, Stainless Steel
Cab Rail:	Long grain Stainless Steel
Cab Ceiling:	Long grain Stainless Steel
Cab Lighting:	Recessed linear LED

Exit Stairways:

Walls: Gypsum drywall over 4” x 25 gauge metal studs with a painted finish.

Floor Finish Material: Concrete

Treads & Landings: Steel channel stringers with lightweight concrete filled metal pan treads.

Exit Stairways: Two (2) 44” wide exit stairways will be provided.

Central Exit Stairway: One (1) 48” wide enclosed central exit stairway will be provided.

Toilet Rooms:

Fixtures

Ground Level:
Men:	5 toilets	Women:	8 toilets
	3 urinals		3 lavatories
3 lavatories

Levels 2 and 3:
Men:	5 toilets	Women:	8 toilets
	3 urinals		3 lavatories
3 lavatories

Fixture will have hands-free operation.

Floors and Bases

16” x 32” porcelain tile; Crossville, Style: “Ready to wear” , color: “Flannel Suit”, over thinset.

Walls

Material: 12” x 24” porcelain tile; Style: “Retroactive”, Color: “Pure White RPW1”, full height at ‘wet’ walls; base only at all others; over 5/8” tile backer board over metal studs to structure above, with acoustic batt insulation.

Ceiling

Gypsum drywall with painted finish. Recessed down lights with accent cove lighting.

Toilet Partitions

Satin Stainless Steel, floor-mounted.

Lavatories

Porcelain tile lavatory top; Daltile, Calacatta, Polished finish, with under-counter mount porcelain sinks. Three sinks per restroom. Polished chrome faucets.

Mirrors

Vision quality clear vanity mirror above lavatories (full-height, wall-mounted).

Accessories

Satin Stainless Steel; recessed.

Showers

Two (2) per gender; 1st floor only.

ARCHITECTURAL MISCELLANEOUS:

Exterior Service Doors:

Painted metal panels laminated to back of glass doors with narrow stile frames. Equipped with Von Duprin electrified panic hardware.

Column Enclosures:

IC will not frame or install drywall at the perimeter or interior columns.

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 11

Insulation:

•      R-30 batts at underside of roof deck.

•                  R-13 batts with R-5 continuous insulation at exterior walls.

•                  Fire-safing insulation between edge of deck and perimeter building skin assembly. The gap between the curtain wall and edge of slab will be covered with an Aluminum plate.

Typical Janitor Room:

•                  Janitor Room provided at Ground level and last upper floor of each Office Building.

•                  Floor-mounted service sink with wall-mounted mop rack.

•                  Fluid applied elastomeric floor and base.

•      Fiberglass reinforced plastic wall panels located adjacent to sink.

STRUCTURAL SYSTEMS OFFICE:

Foundation System:

•      Buildings will be founded on shallow spread footings with ground improvements below gravity only columns.

•      Grade beams will be required at lateral system foundations.

•                  Ground improvements may consist of drilled displacement sand-cement columns or soil-cement mix columns or other methods approved by Geotechnical engineer.

On-Grade Floor System:

•                  Slabs on grade shall be 5” thick with #4 @ 18” o.c. each way.

•                  All slabs below office space shall have a capillary break Stego vapor retarder.

Elevated Floor Systems:

The 3-story structures will consist of 5.5” normal weight concrete fill over metal deck, supported by composite structural steel framing.

Elevated Floor System:

•                  The lateral system is a combination of steel moment frames and/ or buckling restrained brace frames. Typical floors will be designed to 80 psf live load, with reductions allowed per code. The floor system of the office area will be designed to restrict floor vibrations to peak accelerations less than .5% G assuming 2% damping, equivalent to AISC design guide 11 walking criteria in a digital office space.

•                  Building types with cantilevered floor systems on the ends will be designed to restrict deflections from live loads to less than span length/ 360. For example, a 55’ bay will have a maximum deflection of 1.8”.

•                  The roof framing is designed to have 5.5” normal weight concrete over metal deck. Roof will be sloped to accommodate drainage. The area inside of the roof screen will be designed for 50 psf live load and additional collateral dead loads accounting for equipment pads and mechanical equipment.

STRUCTURAL SYSTEMS GARAGE:

Foundation System:

•                  The foundations will be of a concentric shallow foundation system over improved soil. Concrete spread footings and grade beams will be provided over a system of either soil-cement mix (SMX) columns or drilled displacement sand-cement columns (DDSC). This foundation will support gravity and seismic loads while maintaining acceptable levels of building settlement.

•      Ground level slab is 5-inch thick cast-in-place reinforced concrete slab on grade over 4” Class II aggregate base .

•      Seismic load resisting system is made up of cast-in-place, reinforced concrete moment frames.

Elevated Decks:

•                  Elevated parking decks are 5-inch thick, cast-in-place, hard-rock concrete slabs over long span concrete beams. The slabs are reinforced with both mild steel and post-tensioned cables. Columns are reinforced cast in place concrete with typical sizes 24” x 24” on the interior 24” x 42” at the moment frames. The beams are either cast-in-place (post tensioned) or precast (pre-stressed), depending on the contractor preference. Beam size is 14” wide. Girders will be provided at the drive aisles, 24” wide. Both beams and girders will be 36” deep (including slab depth). All levels are parking decks and will be sloped to drain.

•                  Structural system will be designed to support seismic, wind, dead, and live loads as prescribed by the California Building Code. Typical slab loading is 40 pounds per square foot to account for vehicle loading. Depending on contractor and owner preference, vehicle barriers (3’-7” above slab) may be concrete, or cable rail. A 3” tapered wash will be provided at the perimeter and along the ramp.

•                  To aid in mitigation of shrinkage cracks, a delayed closure pour (3’-6” wide) will be provided on all elevated parking decks. Expansion joints will be provided at every level in the ramp. Column corner protection is not provided.

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 12

MECHANICAL SYSTEMS:

Heating, Ventilation and Air Conditioning:

Office

•                  Cooling and ventilation for the Office Buildings shall be provided by (2) high efficiency, rooftop mounted packaged VAV AC units per building each sized for 50% of the design load. Units shall utilize dry coil condensers. Design cooling load shall be determined based on the following internal load calculation assumptions: 1.2 W/sqft for lighting, 1.5 W/sqft for office plug loads, and 100 sqft/person occupant density in office spaces.

•                  AC units shall be headered such that each unit can serve both supply riser ducts to allow continued service during a short single unit service or failure event. Units, curbs, shaft riser ducts, and FSDs at shaft penetrations provided under core scope. Complete zonal service will be provided under core scope to the lobby using VAV reheat boxes.

•                  Heating shall be provided by an outdoor condensing boiler plant consisting of two condensing boilers in a weatherproof enclosure and two parallel, variable speed controlled, primary hot water pumps located on the roof. Boilers shall each be sized for 60% load to provide partial redundancy. The boiler plant shall serve future VAV box reheat coils. Hot water distribution shall consist of a single centrally located hot water riser. Boiler plant, hot water riser, stub outs on each floor, and piping to lobby VAVs shall be provided under core scope.

•                  Toilet exhaust shall be provided by a rooftop mounted upblast exhaust fan connected to an exhaust riser duct serving restrooms on each floor. Makeup air to restrooms shall be provided by transfer air. Fan, riser exhaust duct, and complete restroom distribution shall be under core scope.

•      Electrical room shall be served by transfer fans.

Parking

•      Transfer fans shall be provided to serve elevator machine room loads.

•      A split system AC unit shall be provided to serve electrical room loads.

Plumbing:

Complete domestic cold water system provided for at each building.

Complete storm drain, rainwater leader, and overflow drain piping for each building. Piping sized per the CPC and the City of Sunnyvale requirements. Piping to terminate at exterior to storm water treatment areas.

Complete sanitary soil, waste and vent piping systems provided for at each building.

Provide sand/oil interceptor unit(s) to receive all piping from parking deck drains (below roof level) in the Parking Structure. Size of unit(s) shall be per the requirements of the City of Sunnyvale.

Office

•      Provide domestic hot water system for the points of use. Hot water will be supplied by an electric water heaters.

•                  Provide natural gas system including an exterior gas seismic valve assembly. PG&E gas riser contains a shut-off valve. 2.0 PSI (medium) pressure will be provided. Piping to serve HVAC space heating requirements in each building.

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 13

FIRE PROTECTION SYSTEMS:

Fire Protection:

•                  Automatic Fire Sprinkler Systems: For each Building the automatic fire sprinkler systems shall be in accordance with NFPA 13, City of Sunnyvale Fire Marshal, and the Owner’s Insurance Carrier requirements.

•                  Class I Manual Wet Standpipes in Office Building and Parking Building Stairwells: Stairwells will each have a Class I manual wet standpipe with a fire department hose valve. Hose valves will be at each level and roof manifolds for roof levels where roof access is provided. Base of risers will include a shut-off valve and a supervisory switch. Water supply demand requirements for the manual wet standpipes will be provided by the Fire Department through the fire department connections. The system shall be in accordance with NFPA 14, City of Sunnyvale Fire Marshal, and the Owner’s Insurance Carrier requirements.

ELECTRICAL SYSTEMS:

Electrical System:

Electrical service via underground utility lines brought to the site by the serving utility company (PG&E). Underground conduit infrastructure shall extend to pad mounted PG&E transformers located on-site adjacent to each building. All primary cables, equipment and transformers will be furnished by PG&E.

Buildings will require underground secondary conduit and conductors from pad mounted transformers for routing into the buildings and terminating at the main switchboards.

The main switchboards shall be located within the main electrical rooms and shall contain a single PG&E meter for monitoring overall power consumption.

Office Building

Buildings utilization voltage will be 277/480 volt, 3-phase, 4-wire with ampacity as required to accommodate square footages and loads.

•      Office Buildings 9, 10: Service will be sized based on the following:

•    Lighting: 1.0w/sqft

•    Plugs: 4.0w/sqft

•    IDF Rooms: 0.5 w/sqft

•    Mechanical: 5.0 w/sqft

•    Elevators: 1.0w/sqft

•    Misc. Spare: 4.3 w/sqft

•    Total for Building: 15.0w/sqft

Electrical service sizes of each Office Building are as follows:

•      Building 9: 2,500amp

•      Building 10: 2,500 amp

Distribution within the Buildings will mainly consist of a busway riser from ground floor to the top floor of Building. Busway shall be sized for the lighting, plugs, miscellaneous, roof mechanical, and elevator equipment loads.

Panelboards and transformers for tenant lighting, and plugs loads shall be furnished and installed as part of Tenant Improvements.

Distribution for all mechanical and elevator equipment shall be included as part of the Building Core & Shell.

A house and site load 277/480 volt panelboard, step-down transformer, and 120/208 volt panelboard shall be provided as part of the Building Core & Shell for common loads.

Telecommunication System

•                  Service entrance from the telecommunication companies shall consist of four (4)4” underground conduits, one from AT&T, one from Comcast, one combined for other service provider’s and one spare. Conduits shall be routed from site service provider’s infrastructure to the MPOE room at the ground level of the Building.

•                  Additionally, there shall be another two (2) 4” conduits provided from the MPOE out to a site wide building interconnect infrastructure.

•                  Telecommunication rooms shall be provided stacked on each of the upper floors of the building, level 2 and up, with 4” conduit sleeves through the floor to interconnect with each other. Six (6) 4” conduits shall be routed from the 2nd floor telecommunication room to the MPOE room, if they are not stacked.

•      Provide a telecom grounding system riser between all these rooms.

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 14

Electrical System:

Parking Structure

Buildings utilization voltage will be 277/480 volt, 3-phase, 4-wire with ampacity as required to accommodate square footages and loads.

Loads shall be based on the following:

•    Lighting: 0.5w/sqft

•    Plugs: 0.3w/sqft

•    Mechanical: 0.7w/sqft

•    Elevators: 0.2w/sqft

•    Total for Building: 1.7w/sqft

Electrical service size of the Parking Structure is 1,200 amp.

The PG&E service transformer will be from an underground distribution vault known as a UCD. The UCD vault can house up to a 1000kva in-ground vault style transformer, which would max out at a 1200amp, 277/480volt, 3-phase, 4-wire service. The secondary service entrance conductors will be installed under the core & shell construction, from the transformer vault to the main switchboard.

The main switchboard will be 1200amp, 277/480volt, 3-phase, 4-wire and shall serve all building loads.

Distribution within the Building will consist of a feeder to the roof for elevator equipment loads, and 277/480volt panelboard, step-down transformer, and 120/208 volt panelboard for building lighting and plug loads on every other floor.

Telecommunication System

Service entrance from the telecommunication companies shall consist of one (1) 4” underground conduit from AT&T. Conduits shall be routed from site service provider infrastructure to the main electrical room at the ground level of the building. Additionally, there shall be one (1) 4” conduits provided from the main electrical room out to a site wide building interconnect infrastructure.

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 15

Fire Alarm:

The fire alarm system shall be a microprocessor-based direct wired, multi-priority, peer-to-peer networked system. The system shall utilize independently addressed, microprocessor-based smoke detectors, heat detectors, and other monitoring modules. It shall be complete with all necessary hardware, software and memory specifically tailored for this installation. It shall be possible to permanently modify the software on site by using a plug-in programmer.

It shall be 24Vdc closed circuit, electronically supervised, common signaling, device indicating, and automatic alarm type. The system shall include all wiring, raceways, pullboxes, terminal cabinets, outlet and mounting boxes, control equipment, alarm and supervisory signal initiating devices, alarm notification appliances and all other accessories required for a complete operating system.

Upon alarm activation of any area smoke detector, duct smoke detector, heat detector, manual pull station, sprinkler waterflow, etc., the following functions shall automatically occur:

•             The internal audible device shall sound at the control panel and annunciator.

•             The LCD Display shall indicate all applicable information associated with the alarm condition including zone, device type, device location and time/date.

•             All system activity/events shall be documented on the system printer.

•             Any remote or local annunciator LCD / LED’s associated with the alarm zone shall be illuminated.

•             The following notification signals and actions shall occur simultaneously:

•             Horns shall sound throughout the Building.

•             Activate visual strobes throughout the Building.

•             Transmit signal to the central station with point identification.

•             All self-closing fire/smoke doors held open shall be released.

•             All automatic events programmed to the alarm point shall be executed and the associated outputs activated.

Elevator Lobby/ Equipment Room Detectors:

Upon alarm activation of any elevator lobby smoke detector or equipment/control room detectors, the following functions shall automatically occur:

•             Perform general alarm sequence above.

•             Activation of elevator lobby smoke detectors (other than primary floor) shall recall the elevators to primary floor.

•             Activation of elevator lobby smoke detectors located on the primary recall floor shall recall the elevator the alternate floor.

•             Activation of equipment/control room smoke detectors shall recall the elevator to the primary floor.

•             Activation of the equipment room heat detector shall initiate the shunt-trip of service power to the associated elevator equipment.

Interface and provide fan shutdown control for all supply fans over 2,000 cfm.

Interface and provide fire / smoke damper (FSD) control and monitoring.

Pathline Park: Outline Specifications – Shell Building Improvements

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 16

APPLICABLE CODES:

Codes:

2016 California Building Code (with City of Sunnyvale amendments)

2016 California Plumbing Code

2016 California Mechanical Code

2016 California Electrical Code

2016 California Fire Code

2016 California Green Building Standards Code

Current Edition Building Energy Efficiency Standards for Residential & Nonresidential Buildings

Current Edition Americans with Disabilities Act — Accessibilities Guidelines (ADAAG)

Current Edition - NFPA

Current Edition - Title 24

Current Edition - Code of Regulations, Title 8. Industrial Relations - Subchapter 7. General Industry Safety Orders

Code Analysis:

Occupancy:	Group B
Construction:	Type II-B
Fully-Sprinklered

Fire Resistive Requirements:

3-Story Office Building
Structural Frame:	Non-rated
Roof:	Non-rated
Floors:	Non-rated
Shafts:	1-hour
Permanent Partitions:	Non-rated

End of Applicable Codes

Pathline Park: Outline Specifications – Codes

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 17

PROJECT DEVELOPMENT TEAM:

Developer:

IRVINE COMPANY

5451 Great America Parkway, Suite 201

Santa Clara, CA 95054

Leasing:

IRVINE COMPANY OFFICE PROPERTIES

5451 Great America Parkway, Suite 201

Santa Clara, CA 95054

Design / Executive Architect:

ARQUITECTONICA

818 W 7TH Street, Suite 800

Los Angeles, CA 90017

Associate Architect:

LPA, INC.

5161 California Avenue, Suite 100

Irvine, CA 92617

Parking Structure Architect:

WATRY DESIGN

100 Century Center Court, Suite 600

San Jose, CA 95112

Structural Engineer:

NISHKIAN MENNINGER

600 Harrison Street, Suite 110

San Francisco, CA 94107

Landscape Architect:

OJB

550 Lomas Santa Fe Drive, Suite A

Solana Beach, CA 92075

Civil Engineer:

KIER & WRIGHT

3350 Scott Boulevard, Building 22

Santa Clara, CA 95054

Dry Utility:

RGA DESIGN

6400 Village Parkway, Suite 204

Dublin, CA 94568

Mechanical/Plumbing Engineer:

TAYLOR ENGINEERING

1080 Marina Village Parkway, Suite 501

Alameda, CA 94501

Electrical Engineer:

THE ENGINEERING ENTERPRISE

1305 Marina Village Parkway

Alameda, CA 94501

Environmental Graphics / Signage:

RSM DESIGN

160 Avenida Cabrillos

San Clemente, CA 92672

Pathline Park: Outline Specifications – Project Team

The specifications set forth in this document are subject to modification from time to time as determined to be necessary or appropriate by Irvine Company. Shell building improvements are to be provided by Irvine Company during the shell building improvement phase, unless noted otherwise. Any Tenant changes will be at Tenant’s cost and responsibility, and will be subject to Irvine Company approval.

October 1, 2018	Page 18

SCHEDULE 2 TO EXHIBIT X

EARLY DELIVERY CONDITION

Each Building shall be in “Early Delivery Condition” following the completion on each and every floor of the following portions of the Base, Shell and Core of such Building:

1.      Structural concrete.

2.      Unfinished interior core and shaft construction.

3.      Temporary, non-occupancy fire sprinkler risers and distribution

4.      Building stairs

5.      Connection points for MEP.

6.      An appropriately sized and located mobilization area for Tenant’s trailers and materials

Early Delivery Condition shall also provide for the following:

•                                          Construction of the Tenant Improvements by Tenant to be permitted and implemented without State certification of elevators, which State certification shall occur at completion of the construction of the Tenant Improvements by Tenant and Project site work.

•                                          Does not require Site Work to be complete, which shall occur prior to the issuance of a certificate of occupancy (or its legal equivalent) for the Premises.

•                                          Does not require fire & life safety systems to be completed, which shall occur prior to the issuance of a certificate of occupancy (or its legal equivalent) for the Premises.

•                                          Base, Shell and Core shall be in a condition consistent with the Core and Shell portions only of the outline specifications as provided in Schedule 1 and which will allow the City of Sunnyvale to issue the Permits and allows Tenant to commence construction of the Tenant Improvements by the Base Building Contractor in its capacity as Tenant’s Contractor and thereafter pursue to substantial completion of the Tenant Improvements.

SCHEDULE 3 TO EXHIBIT X

DELIVERY CONDITION

Each Building shall be in “Delivery Condition” following the completion on each and every floor of the following portions of the Base, Shell and Core of such Building:

1.      Structural concrete.

2.      Finished interior core elements, including restrooms.

3.      Temporary, non-occupancy fire sprinkler risers and distribution.

4.      Building stairs.

5.      Floors in broom-swept condition (except for curtainwall units that will be left on floor until the hoists are removed and the hoist bays completed)

6.      Power to support construction activities related to the Tenant Improvements.

7.      Construction elevator, if requested by Tenant.

8.      Connection points for MEP.

9.      An appropriately sized and located mobilization area for Tenant’s trailers and materials.

Delivery Condition shall also provide for the following.

•                                          Construction of the Tenant Improvements by Tenant to be permitted and implemented without State certification of elevators, which State certification shall occur at completion of the construction of the Tenant Improvements by Tenant and Project site work.

•                                          Does not require Site Work to be complete, which shall occur prior to the issuance of a certificate of occupancy (or its legal equivalent) for the Premises.

•                                          Does not require fire & life safety systems to be completed, which shall occur prior to the issuance of a certificate of occupancy (or its legal equivalent) for the Premises.

•                                          Base, Shell and Core shall be in a condition consistent with the Core and Shell portions only of the outline specifications as provided in Schedule 1 and which will allow the City of Sunnyvale to issue the Permits and allows Tenant to commence construction of the Tenant Improvements and thereafter pursue to substantial completion of the Tenant Improvements.

SCHEDULE 4 TO EXHIBIT X

The supervisory and coordination fee charged by Landlord includes the following scope of services for Tenant Construct/Consent to Alterations projects:

Space planning:

•      Periodic attendance at Space Planning Meetings with Architect and Customer as requested

•      Provide Tenant’s architect with building standards, CAD standards, and other resources needed

•      Assist with reviewing space plans for consistency with building standards

Pricing Plans

•      Coordinate Landlord’s review and approval of the preliminary pricing plans

•      Coordinate with Leasing Director and provide feedback on restoration requirements

Construction Documents

•                 Coordinate Landlord’s review and approval of the construction documents for compliance with Irvine Company standards and lease terms

•      Coordinate the architectural/engineering peer review of the construction documents

•      Finalize any restoration requirements with Leasing Director

•      Coordinate Landlord’s qualification/approval of general contractor

Construction Administration

•      Attend construction kick off meeting

•      Attendance at weekly construction meetings.

•      Coordinate with Operations Manager for building requirements, insurance, and other tenant issues

•      Coordinate general contractor issues: building access, building rules & regulations, parking, etc.

•      Periodic review of work in progress

•      Review any changes to scope of work and coordinate Landlord approval

•      Review completed work and participate in punch walk

Closeout\Turnover

•                  Follow up to ensure the prescribed close out package requirements have been met at the end of the project.  Update plan room document and store as-built, permit documents. Transmit final information to Operations Manager

•                  Review and process tenant reimbursement of TI allowance and complete a financial reconciliation (tenant construct project only)

Other requirements:

•                  Construction Accounting; Review and approval of reimbursement applications.  Maintain project accounting records.  Process tenant reimbursement of TI allowance

•                  Record Retention: retain and store all project records including permit drawings, as-builts, contracts, correspondence, etc.

If the Base Building Contractor is also the Tenant’s Contractor, the supervisory and coordination fee charged by Landlord shall also include the following additional services:

1.              Tenant Requested Modifications to Shell/Core

•                  Manage Tenant requests to modify Landlord approved changes to Shell construction documents.

•                  Manage the process of engaging the Shell design team to deliver approved changes for Contractor costing, City permit processing and construction implementation.

2.              Coordination between Shell Contractor and TI Contractor

•                  Manage the coordination of Shell contractor and TI contractor during the entire Early Delivery TI construction period. Organize and manage weekly OAC’s between Tenant, Tenant Contractor, Landlord and Landlord’s Shell contractor.

3.              Assistance with City Permit Processing

•                  Provide assistance as required with City Planning and Building Department Plan Check and Permit approvals

4.              Project Accounting

•                  Provide Tenant Requested Pricing (TRP) relating to Tenant requested changes to Shell construction.

•                  Initiate the billing and payments for the Landlord Contribution at the onset of Early Delivery Condition.

EXHIBIT Y

PROJECT DESCRIPTION

PARKING
STRUCTURE D
BLDG. 9
BLDG. 10
W. MAUDE AVE.
BENECIA AVE.
N. MARY AVE.

ILLUSTRATIVE PLAN

PHASE 3A SITE PLAN

0' 30' 60' 120'

SUNNYVA
SCALE